Exhibit 10.02

CLOUDERA, INC.
2008 EQUITY INCENTIVE PLAN
SECTION 1. PURPOSE
The purpose of the Cloudera, Inc. 2008 Equity Incentive Plan is to attract, retain and motivate employees, officers, directors, consultants, agents, advisors and independent contractors of the Company and its Related Companies by providing them the opportunity to acquire a proprietary interest in the Company and to link their interests and efforts to the long-term interests of the Company’s stockholders.
SECTION 2. DEFINITIONS
Certain terms used in the Plan have the meanings set forth in Appendix A.
SECTION 3. ADMINISTRATION
3.1.    Administration of the Plan
The Plan shall be administered by the Board. All references in the Plan to the “Plan Administrator” shall be to the Board.
3.2.    Administration and Interpretation by Plan Administrator
(a)    Except for the terms and conditions explicitly set forth in the Plan, the Plan Administrator shall have full power and exclusive authority, to the extent permitted by applicable law and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board to (i) select the Eligible Persons to whom Awards may from time to time be granted under the Plan; (ii) determine the type or types of Award to be granted to each Participant under the Plan; (iii) determine the number of shares of Common Stock to be covered by each Award granted under the Plan; (iv) determine the terms and conditions of any Award granted under the Plan; (v) approve the forms of notice or agreement for use under the Plan; (vi) determine whether, to what extent and under what circumstances Awards may be settled in cash, shares of Common Stock or other property or canceled or suspended; (vii) determine whether, to what extent and under what circumstances cash, shares of Common Stock, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant; (viii) interpret and administer the Plan and any instrument evidencing an Award or notice or agreement entered into under the Plan; (ix) establish such rules and regulations as it shall deem appropriate for the proper administration of the Plan; (x) delegate ministerial duties to such of the Company’s employees as it so determines; and (xi) make any other determination and take any other action that the Plan Administrator deems necessary or desirable for administration of the Plan.

(b)    The effect on the vesting of an Award of a Company-approved leave of absence or a Participant’s reduction in hours of employment or service shall be determined by the Company’s chief human resources officer or other person performing that function or, with respect to directors or executive officers, by the Board, whose determination shall be final.
(c)    Decisions of the Plan Administrator shall be final, conclusive and binding on all persons, including the Company, any Participant, any stockholder and any Eligible Person. A majority of the members of the Plan Administrator may determine its actions.
SECTION 4. SHARES SUBJECT TO THE PLAN
4.1.    Authorized Number of Shares
Subject to adjustment from time to time as provided in Section 14.1, a maximum of 60,575,886 shares of Common Stock shall be available for issuance under the Plan. Shares issued under the Plan shall be drawn from authorized and unissued shares or shares now held or subsequently acquired by the Company as treasury shares.
4.2.    Share Usage
(a)    Shares of Common Stock covered by an Award shall not be counted as used unless and until they are actually issued and delivered to a Participant. If any Award lapses, expires, terminates or is canceled prior to the issuance of shares thereunder or if shares of Common Stock are issued under the Plan to a Participant and thereafter are forfeited to or otherwise reacquired by the Company, the shares subject to such Awards and the forfeited or reacquired shares shall again be available for issuance under the Plan. Any shares of Common Stock (i) tendered by a Participant or retained by the Company as full or partial payment to the Company for the purchase price of an Award or to satisfy tax withholding obligations in connection with an Award or (ii) covered by an Award that is settled in cash or in a manner such that some or all of the shares covered by the Award are not issued shall be available for Awards under the Plan. The number of shares of Common Stock available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional shares of Common Stock or credited as additional shares of Common Stock subject or paid with respect to an Award.
(b)    The Plan Administrator shall also, without limitation, have the authority to grant Awards as an alternative to or as the form of payment for grants or rights earned or due under other compensation plans or arrangements of the Company.

(c)    Notwithstanding anything in the Plan to the contrary, the Plan Administrator may grant Substitute Awards under the Plan. In the event that a written agreement between the Company and an Acquired Entity pursuant to which a merger or consolidation is completed is approved by the Board and that agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, those terms and conditions shall be deemed to be the action of the Plan Administrator without any further action by the Plan Administrator.
(d)    Notwithstanding the foregoing, the maximum number of shares that may be issued upon the exercise of Incentive Stock Options shall equal the aggregate share number stated in Section 4.1, subject to adjustment as provided in Section 14.1.
SECTION 5. ELIGIBILITY
An Award may be granted to any employee, officer or director of the Company or a Related Company whom the Plan Administrator from time to time selects. An Award may also be granted to any consultant, agent, advisor or independent contractor for bona fide services rendered to the Company or any Related Company that (a) are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction and (b) do not directly or indirectly promote or maintain a market for the Company’s securities.
SECTION 6. AWARDS
6.1.    Form, Grant and Settlement of Awards
The Plan Administrator shall have the authority, in its sole discretion, to determine the type or types of Awards to be granted under the Plan. Such Awards may be granted either alone, in addition to or in tandem with any other type of Award. Any Award settlement may be subject to such conditions, restrictions and contingencies as the Plan Administrator shall determine.
6.2.    Evidence of Awards
Awards granted under the Plan shall be evidenced by a written, including an electronic, instrument that shall contain such terms, conditions, limitations and restrictions as the Plan Administrator shall deem advisable and that are not inconsistent with the Plan.
6.3.    Deferrals
The Plan Administrator may permit or require a Participant to defer receipt of the payment of any Award if and to the extent set forth in the notice or agreement evidencing the Award at the time of grant. If any such deferral election is permitted or required, the Plan Administrator, in its sole discretion, shall establish rules and procedures for such payment deferrals, which may include the grant of additional Awards or provisions for the payment or crediting of interest or dividend equivalents, including converting such credits to deferred stock unit equivalents; provided, however, that the terms of any deferrals under this Section 6.3 shall comply with all applicable law, rules and regulations, including, without limitation, Section 409A of the Code.
6.4.    Dividends and Distributions
Participants may, if and to the extent the Plan Administrator so determines and sets for in the notice or agreement evidencing the Award at the time of grant, be credited with dividends paid with respect to shares underlying an Award or dividend equivalents in a manner determined by the Plan Administrator in its sole discretion. The Plan Administrator may apply any restrictions to the dividends or dividend equivalents that the Plan Administrator deems appropriate. The Plan Administrator, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, shares of Common Stock, Restricted Stock or Stock Units.
SECTION 7. OPTIONS
7.1.    Grant of Options
The Plan Administrator may grant Options designated as Incentive Stock Options or Nonqualified Stock Options.
7.2.    Option Exercise Price
The exercise price for shares purchased under an Option shall be at least 100)% of the Fair Market Value of the Common Stock on the Grant Date as determined by the Board, but shall not be less than the minimum exercise price required by Section 8.3 with respect to Incentive Stock Options, except in the case of Substitute Awards.
7.3.    Term of Options
Subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the Option, the maximum term of an Option (the “Option Term”) shall be ten years from the Grant Date. For Incentive Stock Options, the Option Term shall be as specified in Section 8.4.
7.4.    Exercise of Options
The Plan Administrator shall establish and set forth in each instrument that evidences an Option the time at which, or the installments in which, the Option shall vet and become exercisable, any of which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option, the Option shall vest and become exercisable according to the following schedule, which may be waived or modified by the Plan Administrator at any time:

Period of Participant’s Continuous Employment or Service With the Company or Its Related Companies From the Vesting Commencement Date	Portion of Total Option That Is Vested and Exercisable
After 1 year	1/4
After each additional one-month period of continuous service completed thereafter	An additional 1/48
After 4 years	100%

To the extent an Option has vested and become exercisable, the Option may be exercised in whole or from time to time in part by delivery to the Company of a properly executed stock option exercise agreement or notice, in a form and in accordance with procedures established by the Plan Administrator, setting forth the number of shares with respect to which the Option is being exercised, the restrictions imposed on the shares purchased under such exercise agreement or notice, if any, and such representations and agreements as may be required by the Plan Administrator, accompanied by payment in full as described in Sections 7.5 and 12. An Option may be exercised only for whole shares and may not be exercised for less than a reasonable number of shares at any one time, as determined by the Plan Administrator.
7.5.    Payment of Exercise Price
The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid before the Company will issue the shares being purchased and must be in a form or a combination of forms acceptable to the Plan Administrator for that purchase, which forms may include:
(a)    cash;
(b)    check or wire transfer;
(c)    having the Company withhold shares of Common Stock that woulc1 otherwise be issued on exercise of the Option that have a Fair Market Value on the date of exercise of the Option equal to the exercise price of the Option and, if applicable, shares equal to or less than the withholding required by Section 12 hereof;
(d)    tendering (either actually or, if and as so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) shares of Common Stock owned by the Participant that on the day prior to the exercise date have a Fair Market Value equal to the aggregate exercise price of the shares being purchased under the Option;
(e)    if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, and to the extent permitted by law, delivery of a properly executed exercise agreement or notice, together with irrevocable instructions to a brokerage firm designated or approved by the Company to deliver promptly to the Company the aggregate amount of proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise, all in accordance with the regulations of the Federal Reserve Board; or
(f)    such other consideration as the Plan Administrator may permit.
In addition, to assist a Participant (including directors and executive officers) in acquiring shares of Common Stock pursuant to an Option granted under the Plan, the Plan Administrator, in its sole discretion and to the extent permitted by applicable law, may authorize, either at the Grant Date or at any time before the acquisition of Common Stock pursuant to the Option, (i) the payment by a Participant of the purchase price of the Common Stock by a promissory note or (ii) the guarantee by the Company of a loan obtained by the Participant from a third party. Such notes or loans must be full recourse to the extent necessary to avoid adverse accounting charges to the Company’s earnings for financial reporting purposes. Subject to the foregoing, the Plan Administrator shall in its sole discretion specify the terms of any loans or loan guarantees, including the interest rate and terms of and security for repayment.
7.6.    Effect of Termination of Service
The Plan Administrator shall establish and set forth in each instrument that evidences an Option whether the Option shall continue to be exercisable, and the terms and conditions of such exercise, after a Termination of Service, any of which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option, the Option shall be exercisable according to the following terms and conditions, which may be waived or modified by the Plan Administrator at any time:
(a)    Any portion of an Option that is not vested and exercisable on the date of a Participant’s Termination of Service shall expire on such date.
(b)    Any portion of an Option that is vested and exercisable on the date of, a Participant’s Termination of Service shall expire on the earliest to occur of:
(i)    if the Participant’s Termination of Service occurs for reasons other than Cause, Retirement, Disability or death, the date that is three months after such Termination of Service;
(ii)    if the Participant’s Termination of Service occurs by reason of Retirement, Disability or death, the one-year anniversary of such Termination of Service; and
(iii)    the Option Expiration Date.

Notwithstanding the foregoing, if a Participant dies after the Participant’s Termination of Service but while an Option is otherwise exercisable, the portion of the Option that is vested and exercisable on the date of such Termination of Service shall expire upon the earlier to occur of (y) the Option Expiration Date and (z) the one-year anniversary of the date of death, unless the Plan Administrator determines otherwise.
Notwithstanding the foregoing, to the extent required by applicable law, unless employment or services are terminated for Cause, the right to exercise an Option in the event of Termination of Service, to the extent that the Participant is otherwise entitled to exercise an Option on the date of Termination of Service, shall be
a.    at least six months from the date of a Participant’s Termination of Service if termination was caused by death or Disability; and
b.    at least 30 days from the date of a Participant’s Termination of Service if termination was caused by other than death or Disability;
c.    but in no event later than the Option Expiration Date.
Also notwithstanding the foregoing, in case a Participant’s Termination of Service occurs for Cause, all Options granted to the Participant shall automatically expire upon first notification to the Participant of such termination, unless the Plan Administrator determines otherwise. If a Participant’s employment or service relationship with the Company is suspended pending an investigation of whether the Participant shall be terminated for Cause, all the Participant’s rights under any Option shall likewise be suspended during the period of investigation. If any facts that would constitute termination for Cause are discovered after a Participant’s Termination of Service, any Option then held by the Participant may be immediately terminated by the Plan Administrator, in its sole discretion.
(c)    A Participant’s change in status from an employee of the Company or a Related Company to a nonemployee director, consultant, advisor or independent contractor of the Company or a Related Company or a change in status from a nonemployee director, consultant, advisor or independent contractor of the Company or a Related Company to an employee of the Company or a Related Company shall not be considered a Termination of Service for purposes of this Section 7.6.
SECTION 8. INCENTIVE STOCK OPTION LIMITATIONS
Notwithstanding any other provisions of the Plan, the terms and conditions of any Incentive Stock Options shall in addition comply in all respects with Section 422 of the Code or any successor provision, and any applicable regulations thereunder, including, to the extent required thereunder, the following:

8.1.    Dollar Limitation
To the extent the aggregate Fair Market Value (determined as of the Grant Date) of Common Stock with respect to which a Participant’s Incentive Stock Options become exercisable for the first time during any calendar year (under the Plan and all other stock option plans of the Company and its parent and subsidiary corporations) exceeds $100,000, such portion in excess of $100,000 shall be treated as a Nonqualified Stock Option. In the event the Participant holds two or more such Options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such Options are granted.
8.2.    Eligible Employees
Individuals who are not employees of the Company or one of its parent or subsidiary corporations may not be granted Incentive Stock Options.
8.3.    Exercise Price
The exercise price of an Incentive Stock Option shall be at least 100% of the Fair Market Value of the Common Stock on the Grant Date and, in the case of an Incentive Stock Option granted to a Participant who owns more than 10% of the total combined voting power of all classes of the stock of the Company or of its parent or subsidiary corporations (a “Ten Percent Stockholder”), shall not be less than 110% of the Fair Market Value of the Common Stock on the Grant Date. The determination of more than 10% ownership shall be made in accordance with Section 422 of the Code.
8.4.    Option Term
Subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the Option, the Option Term of an Incentive Stock Option shall not exceed ten years, and in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, shall not exceed five years.
8.5.    Exercisability
An Option designated as an Incentive Stock Option shall cease to qualify for favorable tax treatment as an Incentive Stock Option to the extent it is exercised (if permitted by the terms of the Option) (a) more than three months after the date of a Participant’s Termination of Service if termination was for reasons other than death or Disability, (b) more than one year after the date of a Participant’s Termination of Service if termination was by reason of Disability, or (c) after the Participant has been on leave of absence for more than 90 days, unless the Participant’s reemployment rights are guaranteed by statute or contract.

8.6.    Taxation of Incentive Stock Options
In order to obtain certain tax benefits afforded to Incentive Stock Options under Section 422 of the Code, the Participant must hold the shares acquired upon the exercise of an Incentive Stock Option for two years after the Grant Date and one year after the date of exercise. A Participant may be subject to the alternative minimum tax at the time of exercise of an Incentive Stock Option. The Participant shall give the Company prompt notice of any disposition of shares acquired on the exercise of an Incentive Stock Option prior to the expiration of such holding periods.
8.7.    Code Definitions
For the purposes of this Section 8, “disability,” “parent corporation” and “subsidiary corporation” shall have the meanings attributed to those terms for purposes of Section 422 of the Code.
8.8.    Promissory Notes
The amount of any promissory note delivered pursuant to Section 7.5 in connection with an Incentive Stock Option shall bear interest at a rate specified by the Plan Administrator, but in no case less than the rate required to avoid imputation of interest (taking into account any exceptions to the imputed interest rules) for federal income tax purposes.
SECTION 9. STOCK APPRECIATION RIGHTS
9.1.    Grant of Stock Appreciation Rights
The Plan Administrator may grant Stock Appreciation Rights to Participants at any time on such terms and conditions as the Plan Administrator shall determine in its sole discretion. An SAR may be granted in tandem with an Option or alone (“freestanding”). The grant price of a tandem SAR shall be equal to the exercise price of the related Option. The grant price of a freestanding SAR shall be established in accordance with procedures for Options set forth in Section 7.2. An SAR may be exercised upon such terms and conditions and for the term as the Plan Administrator determines in its sole discretion; provided, however, that, subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the SAR, the maximum term of a freestanding SAR shall be ten years, and in the case of a tandem SAR, (a) the term shall not exceed the term of the related Option and (b) the tandem SAR may be exercised for all or part of the shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option, except that the tandem SAR may be exercised only with respect to the shares for which its related Option is then exercisable.
9.2.    Payment of SAR Amount

Upon the exercise of an SAR, a Participant shall be entitled to receive payment in an amount determined by multiplying: (a) the difference between the Fair Market Value of the Common Stock for the date of exercise over the grant price of the SAR by (b) the number of shares with respect to which the SAR is exercised. At the discretion of the Plan Administrator as set forth in the instrument evidencing the Award, the payment upon exercise of an SAR may be in cash, in shares, in some combination thereof o in any other manner approved by the Plan Administrator in its sole discretion.
9.3.    Waiver of Restrictions
Subject to Section 17.3, the Plan Administrator, in its sole discretion, may waive any other terms, conditions or restrictions on any SAR under such circumstances and subject to such terms and conditions as the Plan Administrator shall deem appropriate.
SECTION 10. STOCK AWARDS, RESTRICTED STOCK AND STOCK UNITS
10.1.    Grant of Stock Awards, Restricted Stock and Stock Units
The Plan Administrator may grant Stock Awards, Restricted Stock and Stock Units on such terms and conditions and subject to such repurchase or forfeiture restrictions, if any, which may be based on continuous service with the Company or a Related Company or the achievement of any performance goals, as the Plan Administrator shall determine in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award.
10.2.    Vesting of Restricted Stock and Stock Units
Upon the satisfaction of any terms, conditions and restrictions prescribed with respect to Restricted Stock or Stock Units, or upon a Participant’s release from any terms, conditions and restrictions of Restricted Stock or Stock Units, as determined by the Plan Administrator and subject to the provisions of Section 12, (a) the shares of Restricted Stock covered by each Award of Restricted Stock shall become transferable by the Participant subject to the terms and conditions of the Plan, the instrument evidencing the Award, and the applicable securities laws, and (b) Stock Units shall be paid in shares of Common Stock or, if set forth in the instrument evidencing the Awards, in cash or a combination of cash and shares of Common Stock. Any fractional shares subject to such Awards shall be paid to the Participant in cash.
10.3.    Waiver of Restrictions
Subject to Section 17.3, the Plan Administrator, in its sole discretion, may waive the repurchase or forfeiture period and any other terms, conditions or restrictions on any Restricted Stock or Stock Unit under such circumstances and subject to such terms and conditions as the Plan Administrator shall deem appropriate.

SECTION 11. OTHER STOCK OR CASH-BASED AWARDS
Subject to the terms of the Plan and such other terms and conditions as the Plan Administrator deems appropriate, the Plan Administrator may grant other incentives payable in cash or in shares of Common Stock under the Plan as it determines.
SECTION 12. WITHHOLDING
The Company may require the Participant to pay to the Company the amount of (a) any taxes that the Company is required by applicable federal, state, local or foreign law to withhold with respect to the grant, vesting or exercise of an Award (“tax withholding obligations”) and (b) any amounts due from the Participant to the Company or to any Related Company (“other obligations”). The Company shall not be required to issue any shares of Common Stock or otherwise settle an Award under the Plan until such tax withholding obligations and other obligations are satisfied.
The Plan Administrator may permit or require a Participant to satisfy all or part of the Participant’s tax withholding obligations and other obligations by (a) paying cash to the Company, (b) having the Company withhold an amount from any cash amounts otherwise due or to become due from the Company to the Participant, (c) having the Company withhold a number of shares of Common Stock that would otherwise be issued to the Participant (or become vested in the case of Restricted Stock) having a Fair Market Value equal to the tax withholding obligations and other obligations, or (d) surrendering a number of shares of Common Stock the Participant already owns having a value equal to the tax withholding obligations and other obligations. The value of the shares so withheld or tendered may not exceed the employer’s minimum required tax withholding rate.
SECTION 13. ASSIGNABILITY
No Award or interest in an Award may be sold, assigned, pledged (as collateral for a loan or as security for the performance of an obligation or for any other purpose) or transferred by a Participant or made subject to attachment or similar proceedings otherwise than by will or by the applicable laws of descent and distribution, except to the extent the Participant designates one or more beneficiaries on a Company-approved form who may exercise the Award or receive payment under the Award after the Participant’s death. During a Participant’s lifetime, an Award may be exercised only by the Participant. Notwithstanding the foregoing and to the extent permitted by Section 422 of the Code, the Plan Administrator, in its sole discretion, may permit transfer to a revocable trust or as otherwise permitted by Rule 701 of the Securities Act.
SECTION 14. ADJUSTMENTS
14.1.    Adjustment of Shares

In the event, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to stockholders other than a normal cash dividend, or other change in the Company’s corporate or capital structure results in (a) the outstanding shares of Common Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or kind of securities of the Company or any other company or (b) new, different or additional securities of the Company or any other company being received by the holders of shares of Common Stock, then the Plan Administrator shall make proportional adjustments in (i) the maximum number and kind of securities available for issuance under the Plan; (ii) the maximum number and kind of securities issuable as Incentive Stock Options as set forth in Section 4.2(d); and (iii) the number and kind of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefor. The determination by the Plan Administrator as to the terms of any of the foregoing adjustments shall be conclusive and binding.
Notwithstanding the foregoing, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services rendered, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding Awards. Also notwithstanding the foregoing, a dissolution or liquidation of the Company or a Company Transaction shall not be governed by this Section 14.1 but shall be governed by Sections 14.2 and 14.3, respectively.
14.2.    Dissolution or Liquidation
To the extent not previously exercised or settled, and unless otherwise determined by the Plan Administrator in its sole discretion, Options, Stock Appreciation Rights and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company. To the extent a vesting condition, forfeiture provision or repurchase right applicable to an Award has not been waived by the Plan Administrator, the Award shall be forfeited immediately prior to the consummation of the dissolution or liquidation.
14.3.    Company Transaction
14.3.1    Effect of a Company Transaction
Notwithstanding any other provision of the Plan to the contrary, unless the Plan Administrator shall determine otherwise with respect to a particular Award in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, in the event of a Company Transaction that is not a Related Party Transaction, all outstanding Awards shall become fully vested and exercisable or payable, and all applicable deferral and restriction limitations or forfeiture provisions shall lapse, immediately prior to the Company Transaction, and then terminate upon effectiveness of the Company Transaction, unless such Awards are assumed or substituted for by the Successor Company. Notwithstanding the foregoing, with respect to outstanding Options or Stock Appreciation Rights, the Plan Administrator, in its sole discretion, may instead provide that such Awards shall terminate upon consummation of such Company Transaction and that each such Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (a) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options or SARs (either to the extent then vested and exercisable or whether or not then vested and exercisable, as determined by the Plan Administrator in its sole discretion) exceeds (b) the respective aggregate exercise price for such Options or grant price for such SARs. If and to the extent the Successor Company assumes or substitutes outstanding Awards, the vesting and exercisability or payment provisions applicable to such Awards shall remain in full effect and continue with respect to the Awards or any awards that may be issued in exchange or in substitution for such Awards, and the forfeiture provisions applicable to Restricted Stock shall not lapse, and all such restrictions shall continue with respect to any shares of the Successor Company or other consideration that may be issued in exchange or in substitution for such Restricted Stock.
14.3.2    Assumption or Substitution
For the purposes of this Section 14.3, an Award shall be considered assumed or substituted for if following the Company Transaction, an option or right confers the right to purchase or receive, for each share of Common Stock subject to the Award immediately prior to the Company Transaction, the consideration (whether stock, cash, or other securities or property) received in the Company Transaction by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Company Transaction is not solely common stock of the Successor Company, the Plan Administrator may, with the consent of the Successor Company, provide for the consideration to be received upon the exercise of the Option, for each share of Common Stock subject thereto, to be solely common stock of the Successor Company substantially equal in fair market value to the per share consideration received by holders of Common Stock in the Company Transaction. The determination of such substantial equality of value of consideration shall be made by the Plan Administrator, and its determination shall be conclusive and binding.
14.4.    Further Adjustment of Awards
Subject to Sections 14.2 and 14.3, the Plan Administrator shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation, dissolution or change in control of the Company, as defined by the Plan Administrator, to take such further action as it determines to be necessary or advisable with respect to Awards. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, lifting restrictions and other modifications, and the Plan Administrator may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Plan Administrator may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation, dissolution or change in control that is the reason for such action.
14.5.    No Limitations
The grant of Awards shall in no way affect the Company’s right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.
14.6.    Fractional Shares
In the event of any adjustment in the number of shares covered by any Award, each such Award shall cover only the number of full shares resulting from such adjustment.
14.7.    Section 409A of the Code
Notwithstanding anything in this Plan to the contrary, (a) any adjustments made pursuant to this Section 14 to Awards that are considered “deferred compensation” within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code; (b) any adjustments made pursuant to Section 14 to Awards that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustment the Awards either (i) continue not to be subject to Section 409A of the Code or (ii) comply with the requirements of Section 409A of the Code; and (c) in any event, the Plan Administrator shall not have the authority to make any adjustments pursuant to Section 14 to the extent the existence of such authority would cause an Award that is not intended to be subject to Section 409A of the Code at the time of grant to be subject thereto.
SECTION 15. FIRST REFUSAL RIGHTS
15.1.    First Refusal Rights
Until the date on which the initial registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act first becomes effective, the Company shall have the right of first refusal with respect to any proposed sale or other disposition by a Participant of any shares of Common Stock issued pursuant to an Award. Such right of first refusal shall be exercisable in accordance with the terms and conditions established by the Plan Administrator and set forth in the agreement evidencing the Participant’s receipt of the shares.

15.2.    General
The Company’s first refusal rights under this Section 15 are assignable by the Company at any time.
SECTION 16. MARKET STANDOFF
In the event of an underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company’s initial public offering, no person may sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose of or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to any shares issued pursuant to an Award granted under the Plan without the prior written consent of the Company or its underwriters. Such limitations shall be in effect for such period of time as may be requested by the Company or such underwriters; provided, however, that in no event shall such period exceed (a) 180 days after the effective date of the registration statement for such public offering or (b) such longer period requested by the underwriter as is necessary to comply with regulatory restrictions on the publication of research reports (including, but not limited to, NYSE Rule 472 or NASD Conduct Rule 2711). The limitations of this Section 16 shall in all events terminate two years after the effective date of the Company’s initial public offering.
In the event of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the Company’s outstanding Common Stock effected as a class without the Company’s receipt of consideration, any new, substituted or additional securities distributed with respect to the shares issued under the Plan shall be immediately subject to the provisions of this Section 16, to the same extent the shares issued under the Plan are at such time covered by such provisions.
In order to enforce the limitations of this Section 16, the Company may impose stop-transfer instructions with respect to the purchased shares until the end of the applicable standoff period.
SECTION 17. AMENDMENT AND TERMINATION
17.1.    Amendment, Suspension or Termination
The Board may amend, suspend or terminate the Plan or any portion of the Plan at any time and in such respects as it shall deem advisable; provided, however, that, to the extent required by applicable law, regulation or stock exchange rule, stockholder approval shall be required for any amendment to the Plan. Subject to Section 17.3, the Board may amend the terms of any outstanding Award, prospectively or retroactively.
17.2.    Term of the Plan

The Plan shall terminate upon the earlier of ten years after (a) the adoption of the Plan by the Board and (b) the approval of the Plan by the stockholders. After the Plan is terminated, no future Awards may be granted, but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions.
17.3.    Consent of Participant
The amendment, suspension or termination of the Plan or a portion thereof or the amendment of an outstanding Award shall not, without the Participant’s consent, materially adversely affect any rights under any Award theretofore granted to the Participant under the Plan. Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Participant, be made in a manner so as to constitute a “modification” that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option. Notwithstanding the foregoing, any adjustments made pursuant to Section 14 shall not be subject to these restrictions.
Notwithstanding any provision contained in the Plan to the contrary, the Board shall have broad authority to amend the Plan or any outstanding Award without the consent of a Participant to the extent the Board deems necessary or advisable to (a) comply with, or take into account, changes in applicable tax laws, securities laws, accounting rules and other applicable law, rules and regulations or (b) to ensure that an Award is not subject to additional taxes under Section 409A of the Code.
SECTION 18. GENERAL
18.1.    No Individual Rights
No individual or Participant shall have any claim to be granted any Award under the Plan, and the Company has no obligation for uniformity of treatment of Participants under the Plan.
Furthermore, nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment contract or confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Related Company or limit in any way the right of the Company or any Related Company to terminate a Participant’s employment or other relationship at any time, with or without cause.
18.2.    Issuance of Shares
Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue or deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless, in the opinion of the Company’s counsel, such issuance, delivery or distribution would comply with all applicable laws (including, wit out limitation, the requirements of the Securities Act or the laws of any state or foreign jurisdiction) and the applicable requirements of any securities exchange or similar entity.
The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under the laws of any state or foreign jurisdiction, any shares of Common Stock, security it interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made.
As a condition to the exercise of an Option or any other receipt of Common Stock pursuant to an Award under the Plan, the Company may require (a) the Participant to represent and warrant at the time of any such exercise or receipt that such shares are being purchased or received only for the Participant’s own account and without any present intention to sell or distribute such shares and (b) such other action or agreement by the Participant as may from time to time be necessary to comply with the federal, state and foreign securities laws. At the option of the Company, a stop-transfer order against any such shares may be placed on the official stock books and records of the Company, and a legend indicating that such shares may not be pledged, sold or otherwise transferred, unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation, may be stamped on stock certificates to ensure exemption from registration. The Plan Administrator may also require the Participant to execute and deliver to the Company a purchase agreement or such other agreement as may be in use by the Company at such time that describes certain terms and conditions applicable to the shares.
To the extent the Plan or any instrument evidencing an Award provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.
18.3.    Indemnification
Each person who is or shall have been a member of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in settlement thereof, with the Company’s approval, or paid by such person in satisfaction of any judgment in any such claim, action, suit or proceeding against such person; provided, however, that such person shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person’s own behalf. Notwithstanding the prior sentence, the indemnification provisions of this Section 18.3 shall not apply if such loss, cost, liability or expense is a result of such person’s own willful misconduct.
The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company’s certificate of incorporation or bylaws, as a matter of law, or otherwise, or of any power that the Company may have to indemnify or hold harmless.
18.4.    No Rights as a Stockholder
Unless otherwise provided by the Plan Administrator or in the instrument evidencing the Award or in a written employment, services or other agreement, no Option, Stock Appreciation Right or Stock Unit shall entitle the Participant to any cash dividend, voting or other right of a stockholder unless and until the date of issuance under the Plan of the shares that are the subject of such Award.
18.5.    Compliance with Laws and Regulations
In interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an “incentive stock option” within the meaning of Section 422 of the Code.
Any Award granted pursuant to the Plan is intended to comply with the requirements of Section 409A of the Code, including any applicable regulations and guidance issued thereunder, and including transition guidance, to the extent Section 409A of the Code is applicable thereto and the terms of the Plan and any Award granted under the Plan shall be interpreted, operated and administered in a manner consistent with this intention to the extent the Company deems necessary to comply with Section 409A of the Code and any official guidance issued thereunder. Notwithstanding any other provision in the Plan, the Company, to the extent it deems necessary or advisable in its sole discretion, reserves the right, but shall not be required, to unilaterally amend or modify the Plan and any Award granted under the Plan so that the Award qualifies for exemption from or complies with Section 409A of the Code; provided, however, that the Company makes no representations that the Awards shall be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to Awards granted under the Plan. Also notwithstanding the foregoing, if at the time of a scheduled vesting date for an Award granted under the Plan that is subject to Section 409A of the Code the Participant is a “specified employee” of the Company within the meaning of that term under Section 409A of the Code and as determined by the Company, and payment would be treated as a payment made on “separation from service” within the meaning of that term under Section 409A of the Code, then, if such delayed commencement is otherwise required in order to avoid a prohibited distribution under Section 409A of the Code, the payment shall be delayed until the date which is six months after the date of such separation from service or, if earlier, the date of the Participant’s death.

18.6.    Participants in Other Countries or Jurisdictions
Without amending the Plan, the Plan Administrator may grant Awards to eligible persons who are foreign nationals on such terms and conditions different from those specified in the Plan, which may, in the judgment of the Plan Administrator, be necessary or desirable to foster and promote achievement of the purposes of the Plan and shall have the authority to adopt such modifications, procedures, subplans and the like as may be necessary or desirable to comply with provisions of the laws or regulations of other countries or jurisdictions in which the Company or any Related Company may operate or have employees to ensure the viability of the benefits from Awards granted to Participants employed in such countries or jurisdictions, meet the requirements that permit the Plan to operate in a qualified or tax efficient manner, comply with applicable foreign laws or regulations and meet the objectives of the Plan.
18.7.    No Trust or Fund
The Plan is intended to constitute an “unfunded” plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.
18.8.    Successors
All obligations of the Company under the Plan with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all the business and/or assets of the Company.
18.9.    Severability
If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Plan Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Plan Administrator’s determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.
18.10.    Choice of Law and Venue
The Plan, all Awards granted thereunder and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of California without giving effect to principles of conflicts of law. Participants irrevocably consent to the nonexclusive jurisdiction and venue of the state and federal courts located in the State of California.
18.11.    Legal Requirements
The granting of Awards and the issuance of shares of Common Stock under the Plan is subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
SECTION 19. EFFECTIVE DATE
The effective date (the “Effective Date”) is the date on which the Plan is adopted by the Board. If the stockholders of the Company do not approve the Plan within 12 months after the Board’s adoption of the Plan, any Incentive Stock Options granted under the Plan will be treated as Nonqualified Stock Options. To the extent required under applicable law, any Award exercised before the stockholders of the Company approve the Plan shall be rescinded if the stockholders of the Company do not approve the Plan by the later of (a) within 12 months before or after the date on which the Board adopts the Plan and (b) prior to or within 12 months of the date on which any Award under the Plan is granted in California.

PLAN ADOPTION AND AMENDMENTS/ADJUSTMENTS
SUMMARY PAGE

Date of Board Action	Action	Section/Effect of Amendment	Date of Stockholder Approval
August 22, 2008	Initial Plan Adoption	All	August 22, 2008
October 9, 2008	Increase Shares	Section 4.1	October 9, 2008
May 27, 2009	Increase Shares	Section 4.1	May 27, 2009
March 25, 2010	Increase Shares	Section 4.1	August 27, 2010
August 27, 2010	Increase Shares	Section 4.1	August 27, 2010
October 25, 2010	Increase Shares	Section 4.1	October 25, 2010
January 13, 2011	Increase Shares	Section 4.1	March 4, 2011
July 12, 2011	Increase Shares	Section 4.1	November 3, 2011
November 18, 2011	Increase Shares	Section 4.1	May 31, 2012
February 15, 2012	Increase Shares	Section 4.1	May 31, 2012
May 31, 2012	Increase Shares	Section 4.1	May 31, 2012
February 5, 2013	Increase Shares	Section 4.1	May 15, 2013
May 1, 2013	Increase Shares	Section 4.1	May 15, 2013
May 16, 2013	Increase Shares	Section 4.1	May 15, 2013
June 21, 2013	Increase Shares	Section 4.1	June 26, 2013
November 8, 2013	Increase Shares	Section 4.1	February 3, 2014
December 13, 2013	Increase Shares	Section 4.1	February 3, 2014
February 11, 2014	Increase Shares	Section 4.1	May 21, 2014
June 10, 2014	Increase Shares	Section 4.1	October 2, 2014
December 2, 2014	Increase Shares	Section 4.1	December 18, 2015
January 31, 2015	Increase Shares	Section 4.1	December 18, 2015

May 12, 2015	Increase Shares	Section 4.1	December 18, 2015
August 24, 2015	Increase Shares	Section 4.1	December 18, 2015
December 15, 2015	Increase Shares	Section 4.1	December 18, 2015
March 17, 2016	Increase Shares	Section 4.1	In Progress
June 8, 2016	Increase Shares	Section 4.1	In Progress

2

APPENDIX A
“Acquired Entity” means any entity acquired by the Company or a Related Company or with which the Company or a Related Company merges or combines.
“Acquisition Price” means the fair market value of the securities, cash or other property, or any combination thereof, receivable upon consummation of a Company Transaction in respect of a share of Common Stock.
“Award” means any Option, Stock Appreciation Right, Stock Award, Restricted Stock, Stock Unit or cash-based award or other incentive payable in cash or in shares of Common Stock, as may be designated by the Plan Administrator from time to time.
“Board” means the Board of Directors of the Company.
“Cause,” unless otherwise defined in the instrument evidencing an Award or in a written employment, services or other agreement between the Participant and the company or a Related Company, means dishonesty, fraud, serious or willful misconduct, unauthorized use or disclosure of confidential information or trade secrets, or conduct prohibited by law (except minor violations), in each case as determined by the Company’s chief human resources officer or other person performing that function or, in the case of directors and executive officers, the Board, whose determination shall be conclusive and binding.
“Code” means the Internal Revenue Code of 1986, as amended from time to time.
“Common Stock” means the common stock, par value $0.00005 per share, of the Company.
“Company” means Cloudera, Inc., a Delaware corporation.
“Company Transaction,” unless otherwise defined in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means consummation of:
(a)    a merger or consolidation of the Company with or into any other company or other entity,
(b)    a sale in one transaction or a series of transactions undertaken with a common purpose of all of the Company’s outstanding voting securities, or
(c)    a sale, lease, exchange or other transfer in one transaction or a series of related transactions undertaken with a common purpose of all or substantially all of the Company’s assets.

R-C

Where a series of transactions undertaken with a common purpose is deemed to be a Company Transaction, the date of such Company Transaction shall be the date on which the last of such transactions is consummated.
“Disability,” unless otherwise defined by the Plan Administrator or in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means a mental or physical impairment of the Participant that is expected to result in death or that has lasted or is expected to last for a continuous period of 12 months or more and that causes the Participant to be unable to perform his or her material duties for the Company or a Related Company and to be engaged in any substantial gainful activity, in each case as determined by the Company’s chief human resources officer or other person performing that function or, in the case of directors and executive officers, the Board, each of whose determination shall be conclusive and binding.
“Effective Date” has the meaning set forth in Section 19.
“Eligible Person” means any person eligible to receive an Award as set forth in Section 5.
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
“Fair Market Value” means the per share fair market value of the Common Stock as established in good faith by the Plan Administrator or, if the Common Stock is publicly traded, the average of the high and low trading prices for the Common Stock on any given date during regular trading, or if not trading on that date, such price on the last preceding date on which the Common Stock was traded, unless determined otherwise by the Plan Administrator using such methods or procedures as it may establish.
“Grant Approval Date” means the date prior to the Grant Date on which the Committee completes the corporate action authorizing the grant of an Award to be effective on a specified later date or later time.
“Grant Date” means the later of (a) the date on which the Plan Administrator completes the corporate action authorizing the grant of an Award or such later date specified by the Plan Administrator and (b) the date on which all conditions precedent to an Award have been satisfied, provided that conditions to the exercisability or vesting of Awards shall not defer the Grant Date.
“Incentive Stock Option” means an Option granted with the intention that it qualify as an “incentive stock option” as that term is defined for purposes of Section 422 of the Code or any successor provision.
“Nonqualified Stock Option” means an Option other than an Incentive Stock Option.
“Option” means a right to purchase Common Stock granted under Section 7.

R-C

“Option Expiration Date” means the last day of the maximum term of the Option.
“Option Term” means the maximum term of an Option as set forth in Section 7.3.
“Participant” means any Eligible Person to whom an Award is granted.
“Plan” means the Cloudera, Inc. 2008 Equity Incentive Plan.
“Plan Administrator” has the meaning set forth in Section 3.1.
“Related Company” means any entity that, directly or indirectly, is in control of, is controlled by or is under common control with the Company.
“Related Party Transaction” means (a) a merger or consolidation of the Company in which the holders of the outstanding voting securities of the Company immediately prior to the merger or consolidation hold at least a majority of the outstanding voting securities of the Successor Company immediately after the merger or consolidation; (b) a sale, lease, exchange or other transfer of all or substantially all of the Company’s assets to a majority- owned subsidiary company; or (c) a transaction undertaken for the principal purpose of restructuring the capital of the Company, including, but not limited to, reincorporating the Company in a different jurisdiction, converting the Company to a limited liability company or creating a holding company.
“Restricted Stock” means an Award of shares of Common Stock granted under Section 10, the rights of ownership of which are subject to restrictions prescribed by the Plan Administrator.
“Retirement,” unless otherwise defined in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means “retirement” as defined for purposes of the Plan by the Plan Administrator or the Company’s chief human resources officer or other person performing that function or, if not so defined, means Termination of Service on or after the date the Participant reaches “normal retirement age,” as that term is defined in Section 411(a)(8) of the Code.
“Securities Act” means the Securities Act of 1933, as amended from time to time.
“Stock Appreciation Right” or “SAR” means a right granted under Section 9.1 to receive the excess of the Fair Market Value of a specified number of shares of Common Stock over the grant price.
“Stock Award” means an Award of shares of Common Stock granted under Section 10, the rights of ownership of which are not subject to restrictions prescribed by the Plan Administrator.

R-C

“Stock Unit” means an Award denominated in units of Common Stock granted under Section 10.
“Substitute Awards” means Awards granted or shares of Common Stock issued by the Company in substitution or exchange for, awards previously granted by an Acquired Entity.
“Successor Company” means the surviving company, the successor company, the acquiring company or its parent, as applicable, in connection with a Company Transaction.
“Termination of Service” means a termination of employment or service relationship with the Company or a Related Company for any reason, whether voluntary or involuntary, including by reason of death, Disability or Retirement. Any question as to whether and when there has been a Termination of Service for the purposes of an Award and the cause of such Termination of Service shall be determined by the Company’s chief human resources officer or other person performing that function or, with respect to directors and executive officers, by the Board, whose determination shall be conclusive and binding. Transfer of a Participant’s employment or service relationship between the Company and any Related Company shall not be considered a Termination of Service for purposes of an Award. Unless the Board determines otherwise, a Termination of Service shall be deemed to occur if the Participant’s employment or service relationship is with an entity that has ceased to be a Related Company.
“Vesting Commencement Date” means the Grant Date or such other date selected by the Plan Administrator as the date from which an Award begins to vest.

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CLOUDERA, INC.
2008 EQUITY INCENTIVE PLAN
GLOBAL STOCK OPTION GRANT NOTICE
(Non-U.S. Participants)
Cloudera, Inc. (the “Company”) hereby grants to you an Option (the “Option”) to purchase shares of the Company's Common Stock under the Company's 2008 Equity Incentive Plan (the “Plan”). The Option is subject to all the terms and conditions set forth in this Global Stock Option Grant Notice (this “Grant Notice”), in the Global Stock Option Agreement, including the Terms and Conditions for Non-U.S. Participants attached thereto as Appendix A and the Country-Specific Terms and Conditions attached thereto as Appendix B, and in the Plan, which are attached to and incorporated into this Grant Notice in their entirety.

Participant:	«Name»
Grant Date:	«Grant Date»
Vesting Commencement Date:	«VestingComDat»
Number of Shares Subject to Option:	«OptionAmt»
Exercise Price (per Share):	$
Option Expiration Date:	«Expiration Date» (subject to earlier termination in accordance with the terms of the Plan and the Stock Option Agreement)
Type of Option:	Incentive Stock Option[1] Nonqualified Stock Option
Vesting and Exercisability Schedule:	«VestingSchedule»
Additional Terms/Acknowledgement: You acknowledge receipt of, and understand and agree to, this Grant Notice, the Global Stock Option Agreement and the Plan. You further acknowledge that as of the Grant Date, this Grant Notice, the Stock Option Agreement and the Plan set forth the entire understanding between you and the Company regarding the Option and supersede all prior oral and written agreements on the subject.

CLOUDERA, INC.	PARTICIPANT

By:	By:
Its:	Signature
Date:
Attachments:	Address:
1. Global Stock Option Agreement
2. 2008 Equity Incentive Plan	Taxpayer ID:
_________
1    See Sections 3 and 4 of the Stock Option Agreement

CLOUDERA, INC.
2008 EQUITY INCENTIVE PLAN
GLOBAL STOCK OPTION AGREEMENT
(Non-U.S. Participants)
Pursuant to your Global Stock Option Grant Notice (the “Grant Notice”) and this Global Stock Option Agreement, including the Terms and Conditions for Non-U.S. Participants attached hereto as Appendix A and the Country-Specific Terms and Conditions attached hereto as Appendix B (collectively, this “Agreement”), Cloudera, Inc. has granted you an Option under its 2008 Equity Incentive Plan (the “Plan”) to purchase the number of shares of the Company's Common Stock indicated in your Grant Notice (the “Shares”) at the exercise price indicated in your Grant Notice. Capitalized terms not defined in this Agreement but defined in the Plan have the same definitions as in the Plan.
The details of the Option are as follows:
1.Vesting and Exercisability. Subject to the limitations contained herein, the Option will vest and become exercisable as provided in your Grant Notice, provided that vesting will cease upon your Termination of Service and the unvested portion of the Option will terminate.
2.    Compliance with Law. Notwithstanding any other provision of this Agreement, you may not exercise the Option unless the Shares issuable upon exercise are registered under the Securities Act or, if such Shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act. The exercise of the Option must also comply with other applicable laws and regulations governing the Option, and you may not exercise the Option if the Company determines that such exercise would not be in material compliance with such laws and regulations.
3.    Incentive Stock Option Qualification for U.S. Taxpayers. If so designated in your Grant Notice, all or a portion of the Option is intended to qualify as an Incentive Stock Option under U.S. federal income tax law, but the Company does not represent or guarantee that the Option qualifies as such.
If the Option has been designated as an Incentive Stock Option and the aggregate Fair Market Value (determined as of the grant date) of the shares of Common Stock subject to the portions of the Option and all other Incentive Stock Options you hold that first become exercisable during any calendar year exceeds $100,000, any excess portion will be treated as a Nonqualified Stock Option, unless the Internal Revenue Service changes the rules and regulations governing the $100,000 limit for Incentive Stock Options. A portion of the Option may be treated as a Nonqualified Stock Option if certain events cause exercisability of the Option to accelerate.
4.    Notice of Disqualifying Disposition. To the extent the Option has been designated as an Incentive Stock Option and you are a U.S. taxpayer, to obtain certain U.S. tax benefits afforded to Incentive Stock Options, you must hold the Shares issued upon the exercise of the Option for two years after the Grant Date and one year after the date of exercise. By accepting the Option, you agree to promptly notify the Company if you dispose of any of the Shares within one year from the date you exercise all or part of the Option or within two years from the Grant Date.
5.    Alternative Minimum Tax. If you are a U.S. taxpayer, you may be subject to the alternative minimum tax at the time of exercise of an Incentive Stock Option.
6.    No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan, or your acquisition or sale of the Shares. You are hereby advised to consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan.
7.    Method of Exercise. You may exercise the Option by giving written notice to the Company, in form and substance satisfactory to the Company, which will state your election to exercise the Option and the number of Shares for which you are exercising the Option. The written notice must be accompanied by full payment of the exercise price for the number of Shares you are purchasing. You may make this payment in any combination of the following: (a) by cash; (b) by check acceptable to the Company; (c) if permitted by the Plan Administrator for Nonqualified Stock Options, having the Company withhold shares of Common Stock that would otherwise be issued on exercise of the Option that have a Fair Market Value on the date of exercise of the Option equal to the exercise price of the Option; (d) if permitted by the Plan Administrator, by using shares of Common Stock you already own; (e) if the Common Stock is registered under the Exchange Act and to the extent permitted by law, by instructing a broker to deliver to the Company the total payment required, all in accordance with the regulations of the U.S. Federal Reserve Board; or (f) by any other method permitted by the Plan Administrator. For the avoidance of doubt, payment of the exercise price for the Shares must be made directly by you to the Company and cannot be paid by a third party (including, without limitation, any proposed transferee in connection with the transfer of any of the Shares).
8.    First Refusal Rights; Voting and Other Restrictions. So long as the Common Stock is not registered under the Exchange Act, the Plan Administrator may, in its sole discretion at the time of exercise, require you to sign a stock purchase agreement and/or a shareholders agreement or other similar agreement, in the form designated by the Plan Administrator, pursuant to which you will grant to the Company and/or its stockholders certain rights, including, but not limited to, repurchase, co-sale and/or first refusal rights, and agree to certain voting restrictions, with respect to the Shares acquired by you upon exercise of the Option. Upon request to the Company, you may review a current form of any such agreement(s) prior to exercise of the Option.
9.    Market Standoff. You agree that any Shares received upon exercise of the Option will be subject to the market standoff restrictions on transfer set forth in the Plan.
10.    Treatment Upon Termination of Employment or Service Relationship. The unvested portion of the Option will terminate automatically and without further notice immediately upon your Termination of Service. You may exercise the vested portion of the Option as follows:
(a)    General Rule. You must exercise the vested portion of the Option on or before the earlier of (i) three months after your Termination of Service and (ii) the Option Expiration Date;

(b)    Retirement or Disability. In the event of your Termination of Service due to Retirement or Disability, you must exercise the vested portion of the Option on or before the earlier of (i) one year after your Termination of Service and (ii) the Option Expiration Date.
(c)    Death. In the event of your Termination of Service due to your death, the vested portion of the Option must be exercised on or before the earlier of (i) one year after your Termination of Service and (ii) the Option Expiration Date. If you die after your Termination of Service but while the Option is still exercisable, the vested portion of the Option may be exercised until the earlier of (x) one year after the date of death and (y) the Option Expiration Date; and
(d)    Cause. The vested portion of the Option will automatically expire at the time the Company first notifies you of your Termination of Service for Cause, unless the Plan Administrator determines otherwise. If your employment or service relationship is suspended pending an investigation of whether you will be terminated for Cause, all your rights under the Option likewise will be suspended during the period of investigation. If any facts that would constitute termination for Cause are discovered after your Termination of Service, any Option you then hold may be immediately terminated by the Plan Administrator.
To the extent the Option has been designated as an Incentive Stock Option and you are a U.S. taxpayer, the Option must be exercised within three months after termination of employment for reasons other than death or Disability and one year after termination of employment due to Disability to qualify for the beneficial tax treatment afforded Incentive Stock Options.
It is your responsibility to be aware of the date the Option terminates.
11.    Limited Transferability. During your lifetime only you can exercise the Option. The Option is not transferable except by will or by the applicable laws of descent and distribution. The Plan provides for exercise of the Option by a beneficiary designated on a Company-approved form or the personal representative of your estate; however, if you reside outside the United States, such designation requires the Company’s prior approval. Notwithstanding the foregoing and to the extent permitted by Section 422 of the Internal Revenue Code of 1986, the Plan Administrator, in its sole discretion, may permit you to assign or transfer the Option, subject to such terms and conditions as specified by the Plan Administrator.
12.    Responsibility for Taxes. You acknowledge that, regardless of any action taken by the Company or, if different, your employer (the “Employer”) the ultimate liability for all income tax, FICA or other social security or insurance contribution, payroll tax, fringe benefits tax, payment on account or other tax related items related to your participation in the Plan and legally applicable to you or deemed by the Company or the Employer in its discretion to be an appropriate charge to you even if legally applicable to the Company or the Employer (“Tax-Related Items”), is and remains your responsibility and may exceed the amount actually withheld by the Company or the Employer. You further acknowledge that the Company and/or the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including, but not limited to, the grant, vesting or exercise of the Option, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends; and (b) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result. Further, if you are subject to Tax-Related Items in more than one jurisdiction, as applicable, you acknowledge that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
Prior to the relevant taxable or tax withholding event, as applicable, you agree to make arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, you authorize the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items, in whole or in part, by one or a combination of the following: (i) paying cash, (ii) having the Company or the Employer withhold an amount from any cash amounts otherwise due or to become due from the Company or the Employer to you; or (iii) having the Company withhold a number of shares of Common Stock that would otherwise be issued on exercise of the Option that have a Fair Market Value on the date of exercise of the Option equal to the minimum statutory amount required to be withheld, or (iv) if the Common Stock is registered under the Exchange Act and to the extent permitted by law, by instructing a broker to deliver to the Company the total payment required to satisfy all Tax-Related Items, all in accordance with the regulations of the U.S. Federal Reserve Board; or (v) by any other method permitted by the Plan Administrator.
Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including maximum applicable rates, in which case you will receive a refund of any over-withheld amount in cash and will have no entitlement to the Common Stock equivalent. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, you are deemed to have been issued the full number of Shares subject to the exercised Option, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items.
Finally, you agree to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of your participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if you fail to comply with your obligations in connection with the Tax-Related Items.
13.    Option Not an Employment or Service Contract. Nothing in the Plan or this Agreement will be deemed to constitute an employment contract or confer or be deemed to confer any right for you to continue in the employ of, or to continue any other relationship with, the Company or any Related Company or limit in any way the right of the Company or any Related Company to terminate your employment or other relationship at any time, with or without Cause.
14.    No Right to Damages. You will have no right to bring a claim or to receive damages if you are required to exercise the vested portion of the Option within three months (one year in the case of Retirement, Disability or death) of your Termination of Service or if any portion of the Option is cancelled or expires unexercised. The loss of existing or potential profit in the Option will not constitute an element of damages in the event of your Termination of Service for any reason even if the termination is in violation of an obligation of the Company or a Related Company to you.

15.    Binding Effect. This Agreement will inure to the benefit of the successors and assigns of the Company and be binding upon you and your heirs, executors, administrators, successors and assigns.
16.    Section 409A Compliance. Notwithstanding any provision in the Plan or this Agreement to the contrary, the Board may, at any time and without your consent, modify the terms of the Option as it determines appropriate to avoid the imposition of interest or penalties under Section 409A of the Code.
17.    Governing Law; Venue. The Option grant and the provisions of this Agreement are governed by, and subject to, the laws of the State of California, U.S.A. (but not including the choice of laws rules thereof). For purposes of litigating any dispute that arises directly or indirectly from the Option grant and/or the provisions of this Agreement, you and the Company hereby submit to and consent to the exclusive jurisdiction of the State of California, U.S.A. and agree that such litigation shall be conducted only in the courts of Santa Clara County, California, or the federal courts for the United States for the Northern District of California, and no other courts.
18.    Severability. The provisions of this Agreement are severable and if any one or more provisions is determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
19.    Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
20.    Appendices for Non-U.S. Participants. Notwithstanding any provisions in this Agreement, if you reside and/or work outside the United States you shall be subject to the Terms and Conditions for Non-U.S. Participants attached hereto as Appendix A and to any Country-Specific Terms and Conditions for your country attached hereto as Appendix B. If you relocate from the United States to another country, the Terms and Conditions for Non-U.S. Participants and the applicable Country-Specific Terms and Conditions will apply to you, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. Moreover, if you relocate between any of the countries included in the Country-Specific Terms and Conditions, the special terms and conditions for such country will apply to you, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Terms and Conditions for Non-U.S. Participants and the Country-Specific Terms and Conditions constitute part of this Agreement.
21.    Imposition of Other Requirements. The Company reserves the right to impose other requirements on your participation in the Plan, on this Option and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
22.    Waiver. No waiver of any provision of this Agreement will be valid unless in writing and signed by the person against whom such waiver is sought to be enforced, nor will failure to enforce any right hereunder constitute a continuing waiver of the same or a waiver of any other right hereunder.

Appendix A
CLOUDERA, INC.
2008 EQUITY INCENTIVE PLAN
GLOBAL STOCK OPTION AGREEMENT
TERMS AND CONDITIONS FOR NON-U.S. PARTICIPANTS
Capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in your Grant Notice, the Agreement and the Plan.
1.    Nature of Grant. In accepting this Option, you acknowledge, understand and agree that:
(a)    the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
(b)    the grant of this Option is voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted in the past;
(c)    all decisions with respect to future options or other grants, if any, will be at the sole discretion of the Plan Administrator;
(d)    you are voluntarily participating in the Plan;
(e)    this Option and the Shares subject to this Option are not intended to replace any pension rights or compensation;
(f)    this Option and the Shares subject to this Option, and the income and value of same, are not part of normal or expected compensation for any purpose, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, holiday pay, long-service awards, pension or retirement or welfare benefits or similar payments;
(g)    the future value of the Shares underlying this Option is unknown, indeterminable and cannot be predicted with certainty;
(h)    if the Shares underlying this Option do not increase in value, this Option will have no value;
(i)    if you exercise this Option and acquire Shares, the value of the Shares may increase or decrease in value, including below the Option exercise price;
(j)    for purposes of the Option, your Termination of Service will be the date you are no longer actively providing services to the Company or a Related Company (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any), and unless otherwise expressly provided in this Agreement or determined by the Company, (i) your right to vest in the Option under the

Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., your period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any); and (ii) the period (if any) during which you may exercise the Option after such Termination of Service will commence on the date you cease to actively provide services and will not be extended by any notice period mandated under employment laws in the jurisdiction where you are employed or terms of your employment agreement, if any; the Company's chief human resources officer or other person performing that function or, with respect to directors and executive officers, the Board, shall have the exclusive discretion to determine when you are no longer actively providing services for purposes of your Option (including whether you may still be considered to be providing services while on a leave of absence); and
(k)    neither the Employer, the Company nor any Related Company shall be liable for any foreign exchange rate fluctuation between your local currency and the United States Dollar that may affect the value of this Option or of any amounts due to you pursuant to exercise of this Option or the subsequent sale of any Shares acquired upon exercise.
2.    Data Privacy. You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this Agreement and any other option grant materials (“Data”) by and among, as applicable, the Employer, the Company and its Related Companies for the exclusive purpose of implementing, administering and managing your participation in the Plan.
You understand that the Company and the Employer may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in your favor, for the exclusive purpose of implementing, administering and managing the Plan.
You understand that Data will be transferred to the Company’s designated broker, or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. You understand that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than your country. You understand that if you reside outside the United States, you may request a list with the names and addresses of any potential recipients of the Data by contacting your local human resources representative. You authorize the Company, the designated broker and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing your participation in the Plan. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand that if you reside outside the United States, you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local human resources representative. Further, you understand that you are providing the consents herein on a purely voluntary basis. If you do not consent, or if you later seek to revoke your consent, your employment status or service and career with the Employer will not be adversely affected; the only consequence of refusing or withdrawing your consent is that the Company would not be able to grant you options or other equity awards or administer or maintain such awards. Therefore, you understand that refusing or withdrawing your consent may affect your ability to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative.
3.    Language.    If you have received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
4.    Insider-Trading/Market-Abuse Laws. You acknowledge that, depending on your country, you may be subject to insider-trading restrictions and/or market-abuse laws, which may affect your ability to purchase or sell Shares acquired the Plan during such times as you are considered to have “inside information” regarding the Company (as defined by the laws in your country). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider-trading policy. You are responsible for complying with any applicable restrictions and are advised to speak to your personal legal advisor for further details regarding any applicable insider-trading and/or market-abuse laws in your country.

Appendix B
CLOUDERA, INC.
2008 EQUITY INCENTIVE PLAN
GLOBAL STOCK OPTION AGREEMENT
COUNTRY SPECIFIC TERMS AND CONDITIONS
Capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in your Grant Notice, the Agreement, the Terms and Conditions for Non-U.S. Participants and the Plan.
Terms and Conditions
This Appendix B includes additional terms and conditions that govern the Option if you reside and/or work in one of the countries listed below. If you are a citizen or resident of a country (or are considered as such for local law purposes) other than the one in which you are currently residing and/or working or if you move to another country after receiving the grant of the Option, the Company will, in its discretion, determine the extent to which the terms and conditions herein will be applicable to you.
Notifications
This Appendix B also includes information regarding exchange controls and certain other issues of which you should be aware with respect to your participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of July 2014. Such laws are often complex and change frequently. As a result, the Company strongly recommends that you not rely on the information in this Appendix B as the only source of information relating to the consequences of your participation in the Plan because the information may be out of date at the time that you exercise the Option or sell Shares acquired under the Plan.
In addition, the information contained herein is general in nature and may not apply to your particular situation and the Company is not in a position to assure you of a particular result. Accordingly, you are advised to seek appropriate professional advice as to how the relevant laws in your country may apply to your situation.
If you are a citizen or resident of a country other than the one in which you are currently residing and/or working (or if you are considered as such for local law purposes) or if you move to another country after receiving the grant of the Option, the information contained herein may not be applicable to you in the same manner.
AUSTRALIA
Notifications
Securities Law Information. If you acquire Shares under the Plan and you offer such Shares for sale to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law. You should obtain legal advice on your disclosure obligations prior to making any such offer.

AUSTRIA
There are no country-specific provisions.
BRAZIL
Terms and Conditions
Compliance with Law. By accepting the Option, you agree to comply with all applicable Brazilian laws and agree to report and pay any and all applicable taxes associated with the exercise of this Option, the sale of Shares acquired under the Plan, and the receipt of any dividends.
Notifications
Exchange Control Information. If you are resident or domiciled in Brazil, you will be required to submit an annual declaration of assets and rights held outside of Brazil to the Central Bank of Brazil if the aggregate value of such assets and rights exceeds US$100,000. Assets and rights that must be reported include Shares.
CANADA
Terms and Conditions

Method of Exercise - Payment. The following provision supplements Section 7 (Method of Exercise) of the Agreement:

Due to tax considerations in Canada, you will not be permitted to pay the exercise price by having the Company withhold shares of Common Stock that would otherwise be issued on exercise of the Option that have a Fair Market Value on the date of exercise of the Option equal to the exercise price of the Option or by using shares of Common Stock you already own, as described in Sections 7(c) and 7(d) of the Agreement, respectively. The Company reserves the right to permit these methods of payment depending on the development of local law.

Nature of Grant. The following provision replaces Section 1(j) of Appendix A:

For purposes of the Option, your Termination of Service (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any)will be the date that is the earliest of: (i) the date your employment or service relationship is terminated, or (ii) the date you receive a notice of termination of employment, or (iii) the date you are no longer actively providing services to the Company or any Related Company, regardless of any notice period or period of pay in lieu of such notice required under local law (including, but not limited to statutory law, regulatory law and/or common law). Unless otherwise expressly provided in the Agreement or determined by the Company, your right to vest in the Option under the Plan, if any, will terminate as of such date and the period, if any, during which you may exercise the Option after Termination of Service will commence on such date. The Company's chief human resources officer or other person performing that function or, with respect to directors and executive officers, the Board, shall have the exclusive discretion to determine when you are no longer actively providing services for purposes of your Option (including whether you may still be considered to be providing services while on a leave of absence).

The following provisions apply if you are a resident of Quebec:

Language Consent.  The parties acknowledge that it is their express wish that this Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Consentement Relatif à la Langue Utilisée. Les parties reconnaissent avoir exigé la rédaction en anglais de cette Convention, ainsi que de tous documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à, la présente convention.

Data Privacy.  The following provision supplements Section 2 (Data Privacy) of Appendix A:

You hereby authorize the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan.  You further authorize the Company and any Related Company employing you to disclose and discuss the Plan with their advisors.  You further authorize the Company and any Related Company employing you to record such information and to keep such information in your employee file.

Notifications

Securities Law Information. The sale or other disposed of Shares acquired under the Plan may not take place within Canada. You should consult your personal legal advisor prior to selling or otherwise disposing of the Shares..

Foreign Asset / Account Reporting Information. You are required to report any foreign property (including Shares acquired under the Plan and, possibly, any unvested portion of the Option) on form T1135 (Foreign Income Verification Statement) if the total cost of your foreign property exceeds C$100,000 at any time in the year. The form must be filed by April 30 of the following year.

CHINA
Terms and Conditions
The following terms apply only to nationals of the People’s Republic of China (the “PRC”) residing in the PRC unless otherwise determined by the Company or required by the PRC State Administration of Foreign Exchange (“SAFE”):
Vesting and Exercisability. The following provision replaces Section 1 of the Agreement:
Notwithstanding any provision of the Plan or the Agreement, the Option shall not vest or be exercisable until the later of the following dates, provided that you have not experienced a Termination of Service before such date: (a) the effective date of the registration statement relating to the initial public offering of the Company’s Common Stock (provided that such initial public offering closes on or before the Expiration Date); and (b) the date that all necessary exchange control and other approvals from SAFE have been received under applicable exchange control rules for awards granted under the Plan (provided that such approvals are obtained on or before the Expiration Date) (the “China Liquidity Date”).
If you experience a Termination of Service prior to the China Liquidity Date, then your unvested Option will immediately terminate and be forfeited to the Company without the payment of any further consideration to you and without any liability to the Company or any Related Company.

If you have not experienced a Termination of Service before the China Liquidity Date, and the China Liquidity Date occurs before any of the vesting dates set forth in the Grant Notice, you shall vest in accordance with the vesting schedule set forth in the Grant Notice.

If you have not experienced a Termination of Service before the China Liquidity Date, and the China Liquidity Date occurs after any of the vesting dates set forth in the Grant Notice, you shall receive a credit for any vesting that would have occurred under the vesting schedule once the China Liquidity Date occurs and shall continue to vest in accordance with the vesting schedule thereafter, except in the case of your Termination of Service (in which case you shall have the post termination exercise period provided in Section 10 of the Agreement to exercise any portion of the Option that is vested).

Cashless Exercise Restriction. Notwithstanding anything to the contrary in the Agreement, due to legal restrictions in the PRC, you will be required to exercise the Option by a cashless exercise through a licensed securities broker acceptable to the Company, such that all Shares subject to the exercised Option will be sold immediately upon exercise (i.e. a “same day sale”) and the proceeds of sale, less the exercise price, any Tax-Related Items and broker’s fees or commissions, will be remitted to you in accordance with applicable exchange control laws and regulations including, but not limited to, the restrictions set forth in this Country Specific Terms and Conditions “Exchange Control Restrictions.” The Company reserves the right to provide you with additional methods of exercise depending on the development of local law.
Exchange Control Restrictions. By accepting the Option, you understand and agree that you will be required to immediately repatriate to the PRC all proceeds due to you under the Plan, including any Share sale proceeds from the cashless exercise of the Option. You understand that such repatriation will need to be effected through a special exchange control account established by the Company or a Related Company in the PRC, and you hereby consent and agree that the proceeds may be transferred to such special account prior to being delivered to you.
The proceeds may be paid to you in U.S. dollars or in local currency, at the Company’s discretion. If the proceeds are paid in U.S. dollars, you understand that you will be required to set up a U.S. dollar bank account in the PRC (if you do not already have one) so that the proceeds may be deposited into this account. If the proceeds are paid in local currency, you acknowledge that neither the Company nor any Related Company is under an obligation to secure any particular currency conversion rate and that the Company (or a Related Company) may face delays in converting the proceeds into local currency due to exchange control requirements in the PRC. You agree to bear any currency fluctuation risk between the time the Shares are sold and the time the proceeds are converted into local currency and distributed to you.
You further agree to comply with any other requirements that may be imposed by the Company in the future to facilitate compliance with PRC exchange control requirements.
COLOMBIA
Terms and Conditions
Nature of Grant. The following provision supplements Section 1 (Nature of Grant) of Appendix A:
Neither the Option nor any proceeds or other funds you may receive pursuant to the Option will constitute a component of your “salary” under Article 128 of the Colombian Labor Code for any legal purpose, including, but not limited to, determining vacation pay, termination indemnities, payroll taxes or social insurance contributions.
Notifications
Exchange Control Information. If you hold investments in assets located outside of Colombia in an aggregate amount equal to or greater than US$500,000 as of December 31 in a given calendar year, you must register such investments with the Central Bank (Banco de la República). Upon liquidation of registered assets, you are required to cancel the registration with the Bank of the Republic by March 31 of the year following the sale or liquidation of the investment. You may be subject to fines if you fail to cancel such registration.
FRANCE
Terms and Conditions
Type of Option. The Option is not intended to qualify for specific tax or social security treatment in France and is not considered a qualified award under the French Commercial Code.
Consent to Receive Information in English. In accepting the Option, you confirm having read and understood the documents relating to the Option (the Plan and the Agreement including the Appendices), which were provided in English. You accept the terms of those documents accordingly.

Consentement relatif à la réception d’informations en langue anglaise. Accord pour la réception d’informations et de documents en langue anglaise. En acceptant l’Option de souscription ou d’achat d’actions, vous confirmez avoir lu et compris les documents relatifs à l’Option de souscription ou d’achat d’actions (le Plan ou l’Accord inclus les Annexes), qui vous ont été transmis en langue anglaise. Vous acceptez par conséquent les termes et conditions de ces documents.
Notifications
Foreign Asset / Account Tax Reporting Information. You are required to report all foreign accounts (whether open, current or closed) to the French tax authorities when filing your annual tax return.
HUNGARY
There are no country-specific provisions.
INDIA
Terms and Conditions
Method of Exercise - Payment. The following provision supplements Section 7 (Method of Exercise) of the Agreement.
Due to legal restrictions in India, even if the Shares are listed on a recognized national securities exchange at the time of exercise, you may not exercise the Option using a cashless sell-to-cover exercise, whereby you direct a broker or transfer agent to sell some (but not all) of the Shares subject to the exercised Option and deliver to the Company the amount of the sale proceeds to pay the exercise price and any Tax-Related Items. However, payment of the exercise price may be made by any of the other methods of payment permitted by the Agreement. The Company reserves the right to provide you with this method of payment depending on the development of local law.
Notifications
Exchange Control Information. All proceeds resulting from the sale of Shares and any dividends received in relation to the Shares must be repatriated to India within ninety (90) days of receipt. You should obtain a foreign inward remittance certificate (“FIRC”) from the bank where you deposit the foreign currency and maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or the Employer requests proof of repatriation.
Foreign Asset / Account Tax Reporting Information. You are required to declare foreign bank accounts and any foreign financial assets (including Shares acquired under the Plan and, possibly, Options) in your annual tax return.
ISRAEL
Terms and Conditions

Method of Exercise. The following provision supplements Section 7 (Method of Exercise) of the Agreement:

Due to tax considerations in Israel, the Company reserves the right to require you to (i) hold the Shares acquired upon exercise with a designated broker until such Shares are sold or (ii) sell the Shares immediately upon exercise.

Notifications

Securities Law Information. The grant of the Option does not constitute a public offering under the Securities Law, 1968.
JAPAN
Notifications
Exchange Control Information. If the payment amount to purchase Shares in one transaction exceeds ¥30,000,000, you must file a Payment Report with the Ministry of Finance (the “MOF”) through the Bank of Japan or the bank through which the payment is effected. If the payment amount to purchase Shares in one transaction exceeds ¥100,000,000, you must file a Securities Acquisition Report, in addition to a Payment Report, with the MOF through the Bank of Japan.
Foreign Asset / Account Tax Reporting Information. You are required to report details of any assets held outside Japan as of December 31 (including Shares acquired under the Plan), to the extent such assets have a total net fair market value exceeding ¥50 million. Such report will be due by March 15 each year. You should consult with your personal tax advisor to determine if the reporting obligation applies to you and whether you will be required to include details of your outstanding Options, as well as Shares, in the report.
MEXICO

Acknowledgement of the Agreement. By accepting the Option, you acknowledge that you have received a copy of the Plan and the Agreement, including Appendix A and Appendix B, which you have reviewed. You acknowledge further that you accept all the provisions of the Plan and the Agreement, including Appendix A and Appendix B. You also acknowledge that you have read and specifically and expressly approve the terms and conditions set forth in Section 1 of Appendix A, which clearly provide as follows:

1.	Your participation in the Plan does not constitute an acquired right;

2.	The Plan and your participation in it are offered by the Company on a wholly discretionary basis;

3.	Your participation in the Plan is voluntary; and

4.	The Company and any Related Companies are not responsible for any decrease in the value of any Shares acquired upon exercise of the Option.

Labor Law Acknowledgement and Policy Statement. By accepting the Option, you acknowledge that Cloudera, Inc., with registered offices at 1001 Page Mill Road, Building 2, Palo Alto, California 94304, U.S.A (the “Company”), is solely responsible for the administration of the Plan. You further acknowledge that your participation in the Plan, the grant of the Option and any acquisition of Shares under the Plan do not constitute an employment relationship between you and the Company because you are participating in the Plan on a wholly commercial basis and your sole employer is Cloudera Mexico S. de R.L. de C.V. (“Cloudera-Mexico”). Based on the foregoing, you expressly acknowledge that the Plan and the benefits that you may derive from participation in the Plan do not establish any rights between you and your employer, Cloudera-Mexico, and do not form part of the employment conditions and/or benefits provided by Cloudera-Mexico, and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of your employment.

You further understand that your participation in the Plan is the result of a unilateral and discretionary decision of the Company; therefore, the Company reserves the absolute right to amend and/or discontinue your participation in the Plan at any time, without any liability to you.
Finally, you hereby declare that you do not reserve to yourself any action or right to bring any claim against the Company for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and you therefore grant a full and broad release to the Company, and any Related Company, and their branches, representation offices, shareholders, officers, agents or legal representatives, with respect to any claim that may arise.
Spanish Translation

Reconocimiento del Acuerdo.  Al aceptar la Opción, usted reconoce que ha recibido una copia del Plan, el Acuerdo, inclusive estos anexos A y B, el cual ha tenido oportunidad de revisar. Usted reconoce, además, que acepta todas las disposiciones del Plan, el Acuerdo, incluyendo estos anexos A y B.  Usted también reconoce que ha leído y de forma expresa aprueba los términos y condiciones establecidos en la sección séptima del Acuerdo, que claramente dispone lo siguiente:

1.	Su participación en el Plan no constituye un derecho adquirido;

2.	El Plan y su participación en el Plan se ofrecen por la Compañía en forma totalmente discrecional;

3.	Su participación en el Plan es voluntaria; y

4.	La Compañía y sus Afiliadas no son responsables de ninguna disminución en el valor de las acciones adquiridas en la obtención del Premio.

Reconocimiento de Ausencia de Relación Laboral y Declaración de la Política.  Al aceptar la Opción, usted reconoce que Cloudera, Inc., con domicilio en 1001 Page Mill Road, Building 2, Palo Alto California 94304, U.S. (“la Compañía”), es el único responsable de la administración del Plan.  Además, usted acepta que su participación en el Plan, la concesión de la Opción y cualquier adquisición de acciones en el marco del Plan no constituyen una relación laboral entre usted y la Compañía porque usted está participando en el Plan en su totalidad sobre una base comercial y su único empleador es [                    ]

(“Cloudera-Mexico”). Derivado de lo anterior, usted expresamente reconoce que el Plan y los beneficios que pueden derivarse de la participación en el Plan no establece ningún derecho entre usted y su Empleador, Cloudera-Mexico, y que no forman parte de las condiciones de empleo y / o prestaciones previstas por Cloudera-Mexico, y cualquier modificación del Plan o la terminación de su contrato no constituirá un cambio o deterioro de los términos y condiciones de su empleo.

Además, usted reconoce que su participación en el Plan es derivada de una decisión discrecional y unilateral de la Compañía, por lo que la Compañía se reserva el derecho absoluto a modificar y / o suspender su participación en el Plan en cualquier momento, sin responsabilidad alguna para con usted.

Finalmente, usted manifiesta que no se reserva ninguna acción o derecho que origine una demanda en contra de la Compañía, por cualquier compensación o daño en relación con cualquier disposición del Plan o de los beneficios derivados del mismo, y en consecuencia usted otorga un amplio y total finiquito a la Compañía, sucursales, oficinas de representación, sus accionistas, directores, agentes y representantes legales con respecto a cualquier demanda que pudiera surgir.
NETHERLANDS
There are no country-specific provisions.
SINGAPORE
Notifications
Securities Law Information. The Option is being granted pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”) and is not made with a view to the Shares being subsequently offered for sale to any other party. The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. You should note that the Option is subject to section 257 of the SFA and you will not be able to make (i) any subsequent sale of Shares in Singapore, or (ii) any offer of such subsequent sale of the Shares subject to the Option in Singapore, unless such sale or offer in is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA (Chapter 289, 2006 Ed.).
Director Notification Information. If you are a director, associate director or shadow director of a Singapore Related Company, you are subject to certain notification requirements under the Singapore Companies Act, regardless of whether you are a Singapore resident or employed in Singapore. Among these requirements is the obligation to notify the Singapore Related Company in writing of an interest (e.g., Options, Shares, etc.) in the Company or any Related Company within two business days of (i) acquiring or disposing of such interest, (ii) any change in a previously disclosed interest (e.g., exercise of Options, sale of Shares), or (iii) becoming a director, associate director or shadow director if such an interest exists at that time.

SOUTH KOREA
Notifications
Exchange Control Information. If you realize US$500,000 or more from the sale of Shares or the receipt of dividends paid on such Shares in a single transaction, Korean exchange control laws require you to repatriate the proceeds to South Korea within eighteen months of the sale/receipt.
Foreign Asset / Account Tax Reporting Information. If you are a Korean resident, you must declare all of your foreign financial accounts (e.g., non-Korean bank accounts, brokerage accounts, etc.) to the Korean tax authority and file a report with respect to such accounts if the value of such accounts exceeds KRW 1 billion (or an equivalent amount in foreign currency).  You should consult with your personal tax advisor to determine your personal reporting obligations.
SPAIN
Terms and Conditions
Nature of Grant. The following provision supplements Section 1 (Nature of Grant) of the Appendix A.
In accepting the Option, you consent to participate in the Plan and acknowledge that you have received a copy of the Plan.
You understand and agree that, as a condition of the grant of the Option, your Termination of Service for any reason (including the reasons listed below) will automatically result in the loss of the Option that may have been granted to you and that has not vested and become exercisable as of the date that you are no longer actively provided services, as described in Section 1(j) of Appendix A.
In particular, you understand and agree that any unvested Option as of the date that you are no longer actively providing services to the Company or a Related Company and any vested Option not exercised within the period set forth in Section 10 of the Agreement will be forfeited without entitlement to the underlying Shares, or to any amount of indemnification in the event of your Termination of Service by reason of, but not limited to, resignation, retirement, disciplinary dismissal adjudged to be with Cause, disciplinary dismissal adjudged or recognized to be without Cause, individual or collective dismissal on objective grounds, whether adjudged or recognized to be with or without Cause, material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, unilateral withdrawal by the Employer and under Article 10.3 of the Royal Decree 1382/1985. You acknowledge that you have read and specifically accept the conditions referred to in Section 1(j) of the Appendix A and Section 10 of the Agreement.
You understand that the Company has unilaterally, gratuitously and discretionally decided to grant stock options under the Plan to individuals who may be employees of the Company or a Related Company throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or any Related Company on an ongoing basis, other than as set forth in the Plan and the Agreement. Consequently, you understand that the Option is granted on the assumption and condition that the Option and any Shares acquired upon exercise of the Option are not part of any employment contract (either with the Company or any Related Company) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. Further, you understand that the Option would not be granted to you but for the assumptions and conditions referred to herein; thus, you acknowledge and freely accept that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then the grant of the Option shall be null and void.
Notifications
Exchange Control Information. You must declare the acquisition, ownership and sale of Shares to the Spanish Dirección General de Comercio e Inversiones (the “DGCI”) of the Ministry of Economy and Competitiveness for statistical purposes. Generally, the declaration must be filed in January for Shares acquired or sold during (or held as of December 31 of) the prior year; however, if the value of the Shares purchased under the Plan or the amount of the sale proceeds exceeds €1,502,530, the declaration must be filed within one month of the purchase or sale, as applicable.
Further, you are required to electronically declare to the Bank of Spain any foreign accounts (including brokerage accounts held abroad), any foreign instruments (including Shares acquired under the Plan), and any transactions with non-Spanish residents (including any payments of Shares made to you pursuant to the Plan) if the balances in such accounts together with the value of such instruments as of December 31, or the volume of transactions with non-Spanish residents during the prior or current year, exceed €1,000,000.  Once the €1,000,000 threshold has been surpassed in either respect, you will generally be required to report all foreign accounts, foreign instruments and transactions with non-Spanish residents, even if the relevant threshold has not been crossed for an individual item.  Generally, you will only be required to report on an annual basis (by January 20 of each year); however, if the balances in your foreign accounts together with the value of your foreign instruments or the volume of transactions with non-Spanish residents exceed €100,000,000, more frequent reporting will be required.
You should consult your personal legal advisor to ensure compliance with applicable reporting obligations.

Foreign Asset / Account Tax Reporting Information. To the extent that you hold rights or assets (e.g., cash or Shares held in a bank or brokerage account) outside of Spain with a value in excess of €50,000 per type of right or asset as of December 31 each year, you are required to report information on such rights and assets on your tax return for such year (or at any time during the year in which you sell or dispose of such right or asset). After such rights or assets are initially reported, the reporting obligation will only apply for subsequent years if the value of any previously-reported rights or assets increases by more than €20,000. You should consult with your personal tax advisor to ensure compliance with applicable reporting obligations.

CLOUDERA, INC.
2008 EQUITY INCENTIVE PLAN
GLOBAL RESTRICTED STOCK UNIT AWARD NOTICE
Cloudera, Inc. (the “Company”) has granted to you a Restricted Stock Unit Award (the “Award”). The Award is subject to all the terms and conditions set forth in this Global Restricted Stock Unit Award Notice (the “Award Notice”), the Global Restricted Stock Unit Award Agreement, including the Country-Specific Terms and Conditions attached thereto as Appendix A, (the “Agreement”) and the Company’s 2008 Equity Incentive Plan (the “Plan”), which are available as provided below and incorporated into the Award Notice in their entirety. Capitalized terms not explicitly defined in this Award Notice but defined in the Plan shall have the same definitions as in the Plan.

Participant:	____________________
Grant Date:	____________________
Vesting Commencement Date:	____________________
Number of Restricted Stock Units (“RSUs”):	____________________
Expiration Date:	Tenth (10th) Anniversary of the Vesting Commencement Date
Vesting Schedule:
(a) General
(i) No RSUs will vest until the earliest to occur of the following dates, provided that Participant has not experienced a Termination of Service before such date: (A) the date that is 180 days after the effective date of the registration statement relating to the initial public offering of the Company’s common stock (provided that such initial public offering closes on or before the Expiration Date); (B) the date of a Company Transaction that is not a Related Party Transaction and that occurs on or before the Expiration Date; and (C) the date of a Qualifying Secondary Liquidity Event and that occurs on or before the Expiration Date (either of the foregoing (A) and (B) being an “Initial Vesting Event” and the foregoing (C) being a “Secondary Vesting Event”). For this purpose, a “Qualifying Secondary Liquidity Event” means a secondary liquidity transaction in which one or more third parties acquire the Company’s outstanding equity securities (provided that such transaction is not a Company Transaction), as determined by the Board in its sole discretion.
(ii) If Participant experiences a Termination of Service prior to the Initial Vesting Event or a Secondary Vesting Event, as applicable, then any RSUs that have not vested as of the Termination of Service will immediately terminate and be forfeited to the Company without the payment of any further consideration to Participant.
(b) Secondary Vesting Event Before Termination of Service

(i) If Participant has not experienced a Termination of Service before a Secondary Vesting Event that occurs prior to an Initial Vesting Event, the number of RSUs that vest on the Secondary Vesting Event shall be calculated as follows: (A) if the Secondary Vesting Event occurs at least one year from the Vesting Commencement Date, the number of RSUs that shall vest on the Secondary Vesting Event shall be equal to (x) the product obtained by multiplying the “Total Number of RSUs” identified above by a fraction, the numerator of which is the number of quarterly anniversaries from the Vesting Commencement Date on which the Participant was in continuous service of the Company or a Related Company through the date of the Secondary Vesting Event and the denominator of which is sixteen (16), less (y) the number of RSUs, if any, that have vested as of any prior Secondary Vesting Events; and (B) if the Secondary Vesting Event occurs prior to one year from the Vesting Commencement Date, then the number of RSUs that shall vest on the Secondary Vesting Event shall be zero.
(ii) If a Secondary Vesting Event occurs prior to an Initial Vesting Event and Participant has not experienced a Termination of Service before such Secondary Vesting Event, RSUs that have not vested as of such Secondary Vesting Event shall continue to be subject to the vesting conditions set forth in paragraphs (a), (b) (in the event of any subsequent Secondary Vesting Events), and (c) and shall not vest until the earliest to occur of an Initial Vesting Event or a subsequent Secondary Vesting Event.
(c) Initial Vesting Event Before Termination of Service
(i) If Participant has not experienced a Termination of Service before the Initial Vesting Event, the number of RSUs that vest on the Initial Vesting Event shall be calculated as follows: (A) if the Initial Vesting Event occurs at least one year from the Vesting Commencement Date, the number of RSUs that shall vest on the Initial Vesting Event shall be equal to (x) the product obtained by multiplying the “Total Number of RSUs” identified above by a fraction, the numerator of which is the number of quarterly anniversaries from the Vesting Commencement Date on which the Participant was in continuous service of the Company or a Related Company through the date of the Initial Vesting Event and the denominator of which is sixteen (16), less (y) the number of RSUs, if any, that have vested on any prior Secondary Vesting Events; and (B) if the Initial Vesting Event occurs prior to one year from the Vesting Commencement Date, then the number of RSUs that shall vest on the Initial Vesting Event shall be zero.
(ii) If the Initial Vesting Event has occurred and Participant has not experienced a Termination of Service before the Initial Vesting Event, RSUs that have not vested as of such Initial Vesting Event shall vest on the following dates, provided that Participant has not experienced a Termination of Service before each such date: (A) with respect to 1/4 of the RSUs on the one-year anniversary of the Vesting Commencement Date if the Initial Vesting Event occurred before the one-year anniversary of the Vesting Commencement Date, and (B) with respect to an additional 1/16 of the RSUs on each quarterly anniversary of the Vesting Commencement Date thereafter (any of the foregoing (A) and (B) being a “Subsequent Vesting Event”).

Additional Terms/Acknowledgement: You acknowledge receipt of, and understand and agree to, the Award Notice, the Agreement and the Plan. You further acknowledge that the vesting of the RSUs pursuant to this Award Notice and the Agreement is conditioned on the occurrence of an Initial Vesting Event, a Secondary Vesting Event or, except as otherwise expressly provided in this Award Notice, a Subsequent Vesting Event. You further acknowledge that as of the Grant Date, the Award Notice, the Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the Award and supersede all prior oral and written agreements on the subject.

CLOUDERA, INC.	PARTICIPANT

By:
Its:	[Participant Name]

Taxpayer ID:

Incorporated Documents:	Address:
1. Global Restricted Stock Unit Award Agreement
2. 2008 Equity Incentive Plan

CLOUDERA, INC.
2008 EQUITY INCENTIVE PLAN
GLOBAL RESTRICTED STOCK UNIT AWARD AGREEMENT
Pursuant to your Global Restricted Stock Unit Award Notice (the “Award Notice”) and this Global Restricted Stock Unit Award Agreement, including the Country-Specific Terms and Conditions attached hereto as Appendix A (collectively, this “Agreement”), Cloudera, Inc. (the “Company”) has granted you a Restricted Stock Unit Award (the “Award”) under its 2008 Equity Incentive Plan (the “Plan”) for the number of Restricted Stock Units indicated in your Award Notice. Capitalized terms not explicitly defined in this Agreement or the Award Notice but defined in the Plan shall have the same definitions as in the Plan.
The details of the Award are as follows:
1.    Vesting and Settlement
The Award will vest and become payable according to the vesting schedule set forth in the Award Notice (the “Vesting Schedule”). One share of the Company’s Common Stock will be issuable for each Restricted Stock Unit that vests and becomes payable. Restricted Stock Units that have vested and are no longer subject to forfeiture according to the Vesting Schedule are referred to herein as “Vested Units.” Restricted Stock Units that have not vested and remain subject to forfeiture under the Vesting Schedule are referred to herein as “Unvested Units.” The Unvested Units will vest (and to the extent so vested cease to be Unvested Units remaining subject to forfeiture) and become payable in accordance with the Vesting Schedule (the Unvested and Vested Units are collectively referred to herein as the “Units”). As soon as practicable after the date that Unvested Units become Vested Units (but in any event within sixty (60) days thereafter), the Company will settle the Vested Units by issuing to you one share of the Company’s Common Stock for each Vested Unit. The Award will terminate and the Units will be subject to forfeiture upon your Termination of Service as set forth in Section 2.
2.    Termination of Award upon Termination of Service
Except as otherwise set forth in the Award Notice, and unless the Plan Administrator determines otherwise prior to your Termination of Service, upon your Termination of Service any portion of the Award that has not vested and is not eligible for vesting in the future as provided in Section 1 will immediately terminate and all Unvested Units will immediately be forfeited to the Company without the payment of any further consideration to you.
3.    Compliance with Law
3.1    You represent and warrant that you (a) have been furnished with a copy of the Plan and all information which you deem necessary to evaluate the merits and risks of receipt of the Award, (b) have had the opportunity to ask questions and receive answers concerning the information received about the Award and the Company, and (c) have been given the opportunity to obtain any additional information you deem necessary to verify the accuracy of any information obtained concerning the Award and the Company.
3.2     You hereby agree that you will in no event sell or distribute all or any part of the shares of the Company’s Common Stock that you receive pursuant to settlement of this Award (the “Shares”) unless (a) there is an effective registration statement under the Securities Act and applicable state securities laws covering any such transaction involving the Shares or (b) the Company receives an opinion of your legal counsel (concurred in by legal counsel for the Company) stating that such transaction is exempt from registration or the Company otherwise satisfies itself that such transaction is exempt from registration. You understand that the Company has no obligation to you to maintain any registration of the Shares with the Securities and Exchange Commission and has not represented to you that it will so maintain registration of the Shares.
3.3    You confirm that you have been advised, prior to your receipt of the Shares, that neither the offering of the Shares nor any offering materials have been reviewed by any administrator under the Securities Act or any other applicable securities act (the “Acts”) and that the Shares cannot be resold unless they are registered under the Acts or unless an exemption from such registration is available.
3.4    You hereby agree to indemnify the Company and hold it harmless from and against any loss, claim or liability, including attorneys’ fees or legal expenses, incurred by the Company as a result of any breach by you of, or any inaccuracy in, any representation, warranty or statement made by you in this Agreement or the breach by you of any terms or conditions of this Agreement.
4.    Transfer Restrictions
Units shall not be sold, transferred, assigned, encumbered, pledged or otherwise disposed of, whether voluntarily or by operation of law.
5.    No Rights as Stockholder
You shall not have voting or other rights as a stockholder of the Common Stock with respect to the Units.
6.    No Advice Regarding Grant
The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan, or your acquisition or sale of the Shares. You acknowledge that determining the actual tax consequences to you of receiving or disposing of the Units and Shares may be complicated. These tax consequences will depend, in part, on your specific situation and may also depend on the resolution of currently uncertain tax law and other variables not within the control of the Company. You are aware that you should consult a competent and independent tax advisor for a full understanding of the specific tax consequences to you of receiving the Units and receiving or disposing of the Shares. Prior to executing this Agreement, you either have consulted with a competent tax advisor independent of the Company to obtain tax advice concerning the receipt of the Units and the receipt or disposition of the Shares in light of your specific situation or you have had the opportunity to consult with such a tax advisor but chose not to do so.
7.    Responsibility for Taxes
You acknowledge that, regardless of any action taken by the Company or, if different, your employer (the “Employer”), the ultimate liability for all income tax, FICA or other social security or insurance contribution, payroll tax, fringe benefits tax, payment on account or other tax-related items related to your participation in the Plan and legally applicable to you or deemed by the Company or the Employer in its discretion to be an appropriate charge to you even if legally applicable to the Company or the Employer (“Tax-Related Items”) is and remains your responsibility and may exceed the amount actually withheld by the Company or the Employer. You further acknowledge that the Company and/or the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including, but not limited to, the grant, vesting or settlement of the Award, the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends and/or any dividend equivalents; and (b) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Award to reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result. Further, if you are subject to Tax-Related Items in more than one jurisdiction, as applicable, you acknowledge that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
As a condition to the issuance of Shares pursuant to this Award and prior to any relevant taxable or tax withholding event, as applicable, you agree to make arrangements satisfactory to the Company for the payment of the Tax-Related Items that arise upon receipt of the Shares or otherwise. The Company may refuse to issue any Shares to you until you satisfy the Tax-Related Items.
In its sole discretion, the Company may withhold from the Shares otherwise payable to you with respect to your Vested Units the number of whole Shares required to satisfy the Tax-Related Items, the number to be determined by the Company based on the Fair Market Value of the Company’s Common Stock on the date the Company is required to withhold. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, you are deemed to have been issued the full number of Shares subject to the Vested Units, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items.
In addition, if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, the Company in its sole discretion may instruct (pursuant to your authorization which is hereby provided), or require you to instruct, a brokerage firm designated or approved by the Company for such purpose to sell on your behalf a whole number of Shares from those Shares issuable to you in payment of Vested Units as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the Tax-Related Items.

The Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including up to the maximum statutory tax rate for the applicable tax jurisdiction, to the extent consistent with the Plan and applicable laws. If the obligation for the Tax-Related Items is satisfied by withholding from the Shares otherwise payable to you or by withholding from proceeds of the sale of Shares and the Company determines the withholding amount using maximum applicable rates, you will receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent in Shares.
Notwithstanding the forgoing, to the maximum extent permitted by law, the Company and/or the Employer has the right to retain without notice from salary or other cash amounts payable to you, an amount sufficient to satisfy the Tax-Related Items.
You agree to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of your participation in the Plan that cannot be satisfied by the means previously described.
8.    Nature of Grant.
In accepting this Award, you acknowledge, understand and agree that:
(a)    the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
(b)    the grant of the Award is exceptional, voluntary and occasional and does not create any contractual or other right to receive future awards, or benefits in lieu of awards, even if awards have been granted in the past;
(c)    all decisions with respect to future awards, if any, will be at the sole discretion of the Plan Administrator;
(d)    the Award and your participation in the Plan shall not create a right to employment or be interpreted as forming an employment or service contract with the Company, the Employer or any Related Company and shall not interfere with the ability of the Company, the Employer or any Related Company, as applicable, to terminate your employment or service relationship (if any);
(e)    you are voluntarily participating in the Plan;
(f)    the Award and the Shares subject to the Award, and the income and value of same, are not intended to replace any pension rights or compensation;
(g)    the Award and the Shares subject to the Award, and the income and value of same, are not part of normal or expected compensation for any purpose including but not limited to calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;
(h)    the future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty;

(i)    for purposes of the Award, the date of your Termination of Service will be the date you are no longer actively providing services to the Company or any Related Company (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any), and unless otherwise expressly provided in this Agreement or determined by the Company, your right to vest in the Award under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., your period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any); the Company's chief human resources officer or other person performing that function or, with respect to directors and executive officers, the Board, shall have the exclusive discretion to determine when you are no longer actively providing services for purposes of your Award grant (including whether you may still be considered to be providing services while on a leave of absence);
(j)    no claim or entitlement to compensation or damages shall arise from forfeiture of the Award resulting from your Termination of Service (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any); and
(k)     neither the Company, the Employer nor any other Related Company shall be liable for any foreign exchange rate fluctuation between my local currency and the United States Dollar that may affect the value of the Award or of any amounts due to me pursuant to the settlement of the Award or the subsequent sale of any Shares acquired upon settlement.
9.    Data Privacy.
You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this Agreement and any other Award materials (“Data”) by and among, as applicable, the Employer, the Company and its Related Companies for the exclusive purpose of implementing, administering and managing your participation in the Plan.
You understand that the Company and the Employer may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, passport number, social insurance number, other identification number (e.g., resident registration number), salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Awards or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in your favor, for the exclusive purpose of implementing, administering and managing the Plan.

You understand that Data may be transferred to the Company’s designated broker for the Plan or such other stock plan service provider as may be selected by the Company presently or in the future, which is assisting the Company with the implementation, administration and management of the Plan. You understand that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than your country. You understand that if you reside outside the United States, you may request a list with the names and addresses of any potential recipients of the Data by contacting your local human resources representative. You authorize the Company, the designated broker and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing your participation in the Plan. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand that if you reside outside the United States, you may, at any time, view Data, request information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local human resources representative. Further, you understand that you are providing the consents herein on a purely voluntary basis. If you do not consent, or if you later seek to revoke your consent, your employment status or service with the Employer will not be affected; the only consequence of refusing or withdrawing your consent is that the Company would not be able to grant the Award or other equity awards to you or administer or maintain such awards. Therefore, you understand that refusing or withdrawing your consent may affect your ability to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative.
10.    General Provisions
10.1    Assignment. The Company may assign its forfeiture rights at any time, whether or not such rights are then exercisable, to any person or entity selected by the Company’s Board of Directors.
10.2    No Waiver. No waiver of any provision of this Agreement will be valid unless in writing and signed by the person against whom such waiver is sought to be enforced, nor will failure to enforce any right hereunder constitute a continuing waiver of the same or a waiver of any other right hereunder.
10.3    Undertaking. You hereby agree to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either you or the Units pursuant to the express provisions of this Agreement.

10.4    Agreement Is Entire Contract. This Agreement constitutes the entire contract between the parties hereto with regard to the subject matter hereof. This Agreement is made pursuant to the provisions of the Plan and will in all respects be construed in conformity with the express terms and provisions of the Plan.
10.5    Successors and Assigns. The provisions of this Agreement will inure to the benefit of, and be binding on, the Company and its successors and assigns and you and your legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person will have become a party to this Agreement and agreed in writing to join herein and be bound by the terms and conditions hereof.
10.6    Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but which, upon execution, will constitute one and the same instrument.
10.7    Governing Law; Venue. This Agreement will be construed and administered in accordance with and governed by the laws of the State of California, U.S.A. (but not including the choice of laws rules thereof). For purposes of litigating any dispute that arises directly or indirectly from the Award and/or the provisions of this Agreement, you and the Company hereby submit to and consent to the exclusive jurisdiction of the State of California, U.S.A. and agree that such litigation shall be conducted only in the courts of Santa Clara County, California, or the federal courts for the United States for the Northern District of California, and no other courts.
10.8    Section 409A Compliance. Payments made pursuant to this Agreement are intended to qualify for an exemption from or comply with the requirements of Section 409A of the Code, including any applicable regulations and guidance issued thereunder, and including transition guidance, to the extent Section 409A of the Code is applicable thereto and this Agreement and the Plan shall be interpreted, operated and administered in a manner consistent with this intention to the extent the Company deems necessary to comply with Section 409A of the Code and any official guidance issued thereunder. Without limiting the generality of the foregoing, each payment made pursuant to this Agreement shall be treated as a separate payment for purposes of Section 409A of the Code. Notwithstanding any other provision in this Agreement or the Plan, the Company, to the extent it deems necessary or advisable in its sole discretion, reserves the right, but shall not be required, to unilaterally amend or modify this Agreement so that payments made pursuant to this Agreement qualifies for exemption from or complies with Section 409A of the Code; provided, however, that the Company makes no representations that payments made pursuant to this Agreement shall be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to payments made under this Agreement.
10.9    Electronic Delivery and Participation. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
10.10    Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
10.11    Language. If you have received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
10.12    Country-Specific Provisions. The Award will be subject to any special terms and conditions set forth in Appendix A to this Agreement for your country. Moreover, if you relocate to one of the countries included in Appendix A, the special terms and conditions for such country will apply to you, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. Appendix A constitutes part of this Agreement.
10.13    Imposition of Other Requirements. The Company reserves the right to impose other requirements on your participation in the Plan, on this Award and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
10.14    Insider-Trading/Market-Abuse Laws. You acknowledge that, depending on your country, you may be subject to insider-trading restrictions and/or market-abuse laws which may affect your ability to purchase or sell Shares acquired the Plan during such times as you are considered to have “inside information” (as defined by the laws in your country) regarding the Company. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider-trading policy. You are responsible for complying with any applicable restrictions and should speak to your personal legal advisor for further details regarding any applicable insider-trading and/or market-abuse laws in your country.
10.15    Foreign Asset/Account Reporting Requirements; Exchange Controls. You acknowledge that your country may have certain foreign asset and/or foreign account reporting requirements and exchange controls which may affect your ability to acquire or hold Shares acquired under the Plan or cash received from participating in the Plan (including from any sale proceeds or dividends paid on Shares acquired under the Plan) in a brokerage or bank account outside your country. You may be required to report such accounts, assets or transactions to the tax or other authorities in your country. You also may be required to repatriate sale proceeds or other funds received as a result of your participation in the Plan to your country through a designated bank or broker within a certain time after receipt. You acknowledges that it is your responsibility to be compliant with such regulations and you should consult your personal legal advisor for any details.

Appendix A
CLOUDERA, INC.
2008 EQUITY INCENTIVE PLAN
GLOBAL RESTRICTED STOCK UNIT AWARD AGREEMENT
COUNTRY SPECIFIC TERMS AND CONDITIONS
Capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in your Grant Notice, the Agreement, the and the Plan.
Terms and Conditions
This Appendix A includes additional terms and conditions that govern the Award if you reside and/or work in one of the countries listed below. If you are a citizen or resident of a country (or are considered as such for local law purposes) other than the one in which you are currently residing and/or working or if you move to another country after receiving the grant of the Award, the Company will, in its discretion, determine the extent to which the terms and conditions herein will be applicable to you.
Notifications
This Appendix A also includes information regarding exchange controls and certain other issues of which you should be aware with respect to your participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of May 2016. Such laws are often complex and change frequently. As a result, the Company strongly recommends that you not rely on the information in this Appendix A as the only source of information relating to the consequences of your participation in the Plan because the information may be out of date at the time that your Award vests or you sell Shares acquired under the Plan.
In addition, the information contained herein is general in nature and may not apply to your particular situation and the Company is not in a position to assure you of a particular result. Accordingly, you are advised to seek appropriate professional advice as to how the relevant laws in your country may apply to your situation.
If you are a citizen or resident of a country other than the one in which you are currently residing and/or working (or if you are considered as such for local law purposes) or if you move to another country after receiving the grant of the Award, the information contained herein may not be applicable to you in the same manner.
AUSTRALIA
Terms and Conditions
Additional details regarding the offer of the Restricted Stock Units are set forth in the Offer Document for the Offer of Restricted Stock Units to Australian Resident Employees.

AUSTRIA
There are no country-specific provisions.
BRAZIL
Terms and Conditions
Compliance with Law. By accepting the Award, you agree to comply with all applicable Brazilian laws and agree to report and pay any and all applicable taxes associated with the receipt and vesting of this Award, the sale of Shares acquired under the Plan, and the receipt of any dividends or dividend equivalents.
Labor Law Acknowledgment. In accepting this Award, you acknowledge that you are making an investment decision, the Shares will be issued to you only if the vesting conditions are met and the value of the underlying Shares is not fixed and may increase or decrease in value over the vesting period without compensation to you.
Notifications
Exchange Control Information. If you are resident or domiciled in Brazil, you may be required to submit an annual declaration of assets and rights held outside of Brazil to the Central Bank of Brazil, depending on the aggregate value of such assets and rights. If the aggregate value of such assets and rights is US$100,000 or more but less than US$100,000,000, a declaration must be submitted annually. If the aggregate value exceeds US$100,000,000, a declaration must be submitted quarterly. Assets and rights that must be reported include Shares.
CANADA
Terms and Conditions
Vesting and Settlement. The following provision supplements Section 1 (Vesting and Settlement) of the Agreement:
Notwithstanding any discretion in Section 10.2 of the Plan, the Company will settle the Vested Units by issuing to you one share of the Company’s Common Stock for cash Vested Unit.
Nature of Grant. The following provision replaces Section 8(i) of the Agreement:
For purposes of the Award, the date of your Termination of Service (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any), will be the date that is the earliest of: (i) the date your employment or service relationship is terminated, or (ii) the date you receive a notice of termination of employment, or (iii) the date you are no longer actively providing services to the Company or any Related Company, regardless of any notice period or period of pay in lieu of such notice required under local law (including, but not limited to statutory law, regulatory law and/or common law). Unless otherwise expressly provided in the Agreement or determined by the Company, your right to vest in the Award under the

Plan, if any, will terminate as of such date. The Company's chief human resources officer or other person performing that function or, with respect to directors and executive officers, the Board, shall have the exclusive discretion to determine when you are no longer actively providing services for purposes of your Award (including whether you may still be considered to be providing services while on a leave of absence);
The following provisions apply if you are a resident of Quebec:
Language Consent.  The parties acknowledge that it is their express wish that this Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.
Consentement Relatif à la Langue Utilisée. Les parties reconnaissent avoir exigé la rédaction en anglais de cette Convention, ainsi que de tous documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à, la présente convention.
Data Privacy.  The following provision supplements Section 9 (Data Privacy) of the Agreement:
You hereby authorize the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan.  You further authorize the Company and any Related Company employing you to disclose and discuss the Plan with their advisors.  You further authorize the Company and any Related Company employing you to record such information and to keep such information in your employee file.
Notifications
Securities Law Information. The sale of other disposal of Shares acquired under the Plan may not take place within Canada. You should consult your personal legal advisor prior to selling or otherwise disposing of the Shares.
Foreign Asset / Account Tax Reporting Information. You are required to report any foreign property (including Shares acquired under the Plan and Unvested Units) on form T1135 (Foreign Income Verification Statement) if the total cost of your foreign property exceeds C$100,000 at any time in the year. If applicable, the form must be filed by April 30 of the following year. Unvested Units must be reported – generally at a nil cost – if the C$100,000 cost threshold is exceeded because of other foreign property you hold.  When Shares are acquired, their cost generally is the adjusted cost base (“ACB”) of the Shares.  The ACB would ordinarily equal the fair market value of the Shares at the time of acquisition, but if other Shares are owned, this ACB may have to be averaged with the ACB of the other Shares.
CHILE
Notifications
Securities Law Information. The offer of the Award constitutes a private offering of securities in Chile effective as of the Grant Date. This offer is made subject to general ruling

N° 336 of the Chilean Superintendence of Securities and Insurance (“SVS”). The offer refers to securities not registered at the securities registry or at the foreign securities registry of the SVS, and, therefore, such securities are not subject to oversight of the SVS. Given that the securities are not registered in Chile, the Company is not required to provide public information about the securities in Chile. These securities cannot be subject to public offering in Chile while they are not registered at the corresponding securities registry in Chile.
La oferta del Otorgamiento (Award, según se define en este documento)  constituye una oferta privada de valores en Chile y se inicia en la Fecha de la Concesión (Grant Date, según se define en este docmento). Esta oferta se acoge a las disposiciones de la Norma de Carácter General Nº 336 de la Superintendencia de Valores y Seguros de Chile (“SVS”). Esta oferta versa sobre valores no inscritos en el Registro de Valores o en el Registro de Valores Extranjeros que lleva la SVS, por lo que tales valores no están sujetos a la fiscalización de ésta. Por tratarse de valores no registrados en Chile, no existe obligación por parte de la Compañía de entregar en Chile información pública respecto de los mismos. Estos valores no podrán ser objeto de oferta pública en Chile mientras no sean inscritos en el registro de valores correspondiente.
Exchange Control Information. You are not required to repatriate any funds you receive with respect to the Award (e.g., proceeds from the sale of Shares) to Chile. However, if you decide to repatriate such funds, you must do so through the Formal Exchange Market (i.e., a commercial bank or registered foreign exchange office) if the amount of the funds repatriated exceeds US$10,000. Further, if the value of your aggregate investments held outside of Chile exceeds US$5,000,000 (e.g., Shares and cash proceeds acquired under the Plan), you must report the investments annually to the Central Bank using Annex 3.1 of Chapter XII of the Foreign Exchange Regulations.
Exchange control requirements are subject to change. You should consult with your personal legal advisor regarding any exchange control obligations that may apply to you in connection with the Award.
Foreign Asset / Account Reporting Information. The Chilean Internal Revenue Service (“CIRS”) requires all taxpayers to provide information annually regarding: (i) the taxes paid abroad which they will use as a credit against Chilean income taxes, and (ii) the results of foreign investments on a sworn statement which must be submitted electronically through the CIRS website at www.sii.cl before June 30 of each year.
Investments abroad must also be registered with the CIRS for you to be entitled to a foreign tax credit for any tax withheld on dividends abroad, if applicable, and such registration also provides evidence of the acquisition price of the Shares which you will need when the Shares are sold. It may also be possible for you to provide other evidence of the price paid for the Shares and the number of Shares acquired and sold; however, the Company is not under any obligation to provide you with such a report for this purpose. You should consult with your personal legal and tax advisors regarding how to register with the CIRS.

CHINA
Terms and Conditions
Vesting Schedule. The following provision replaces the Vesting Schedule of the Award Notice:
(a)     The Award will not vest until the later of the following dates, provided that you have not experienced a Termination of Service before such date: (A) the date that is 180 days after the effective date of the registration statement relating to the initial public offering of the Company’s Common Stock (provided that such initial public offering closes on or before the Expiration Date); and (B) the date that all necessary exchange control and other approvals from the People’s Republic of China (the “PRC”) State Administration of Foreign Exchange (“SAFE”) have been received under applicable exchange control rules for awards granted under the Plan (provided that such approvals are obtained on or before the Expiration Date) (the “China Liquidity Date”).
(b)     If you experience a Termination of Service prior to the China Liquidity Date, then your unvested RSUs will immediately terminate and be forfeited to the Company without the payment of any further consideration to you and without any liability to the Company or any Related Company.
(c)     If you have not experienced a Termination of Service before the China Liquidity Date, the number of RSUs that vest on the China Liquidity Date shall be calculated as follows: (A) if the China Liquidity Date occurs at least one year from the Vesting Commencement Date, the number of RSUs that shall vest on the China Liquidity Date shall be equal to the product obtained by multiplying the “Total Number of RSUs” identified in the Award Notice by a fraction, the numerator of which is the number of quarterly anniversaries from the Vesting Commencement Date on which you were in continuous service of the Company or a Related Company through the date of the China Liquidity Date and the denominator of which is sixteen (16); and (B) if the China Liquidity Date occurs prior to one year from the Vesting Commencement Date, then the number of RSUs that shall vest on the China Liquidity Date shall be zero.
(d) If the China Liquidity Date has occurred and you have not experienced a Termination of Service before the China Liquidity Date, RSUs that have not vested as of such China Liquidity Date shall vest on the following dates, provided that you have not experienced a Termination of Service before each such date: (A) with respect to 1/4 of the RSUs on the one-year anniversary of the Vesting Commencement Date if the China Liquidity Date occurred before the one-year anniversary of the Vesting Commencement Date, and (B) with respect to an additional 1/16 of the RSUs on each quarterly anniversary of the Vesting Commencement Date thereafter (any of the foregoing (A) and (B) being a “Subsequent Vesting Event”).
Additional Terms/Acknowledgement: The following provision replaces the Additional Terms/Acknowledgement of the Award Notice:

You acknowledge receipt of, and understand and agree to, the Award Notice, the Agreement and the Plan. You further acknowledge that the vesting of the RSUs pursuant to this Award Notice and the Agreement is conditioned on the occurrence of the China Liquidity Date or, except as otherwise expressly provided in this Award Notice, a Subsequent Vesting Event. You further acknowledge that as of the Grant Date, the Award Notice, the Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the Award and supersede all prior oral and written agreements on the subject.
Immediate Sale Restriction. Due to exchange control laws in the PRC, you understand and agree that the Company may require that any Shares acquired upon the vesting of the Award be immediately sold. If the Company, in its discretion, does not exercise its right to require the automatic sale of Shares issued upon vesting of the Award, as described in the preceding sentence, you understand and agree that any Shares you acquire under the Plan must be sold no later than ninety (90) days after your Termination of Service, or within any other such time frame as may be permitted by the Company or required by SAFE.
You understand that any Shares you acquire under the Plan that have not been sold within ninety (90) days of your Termination of Service will be automatically sold by the Company's designated broker at the Company’s direction. You agree that the Company is authorized to instruct its designated broker to assist with the mandatory sale of such Shares (on your behalf pursuant to this authorization), and you expressly authorize the designated broker to complete the sale of such Shares. You also agree to sign any agreements, forms and/or consents that may be reasonably requested by the Company (or the designated broker) to effectuate the sale of the Shares (including, without limitation, as to the transfers of the proceeds and other exchange control matters noted below) and shall otherwise cooperate with the Company with respect to such matters, provided that you shall not be permitted to exercise any influence over how, when or whether the sales occur. You acknowledge that the designated broker is under no obligation to arrange for the sale of the Shares at any particular price. Due to fluctuations in the Share price and/or applicable exchange rates between the date the Award vests and (if later) the date on which the Shares are sold, the amount of proceeds ultimately distributed to you may be more or less than the market value of the Shares on the vesting date (which is the amount relevant to determining your Tax-Related Items liability). You agree to bear any currency fluctuation risk between the time the Shares are sold and the time the proceeds are converted into local currency and distributed to you.
Upon the sale of the Shares, the Company agrees to pay the cash proceeds from the sale (less any applicable Tax-Related Items, brokerage fees or commissions) to you in accordance with applicable exchange control laws and regulations including, but not limited to, the restrictions set forth below under “Exchange Control Restrictions.”
Exchange Control Restrictions. By accepting the Award, you understand and agree that you will be required to immediately repatriate to the PRC all proceeds due to you under the Plan, including any Share sale proceeds. You understand that such repatriation will need to be effected through a special exchange control account established by the Company or a

Related Company in the PRC, and you hereby consent and agree that the proceeds may be transferred to such special account prior to being delivered to you.
The proceeds may be paid to you in U.S. dollars or in local currency, at the Company’s discretion. If the proceeds are paid in U.S. dollars, you understand that you will be required to set up a U.S. dollar bank account in the PRC (if you do not already have one) so that the proceeds may be deposited into this account. If the proceeds are paid in local currency, you acknowledge that neither the Company nor any Related Company is under an obligation to secure any particular currency conversion rate and that the Company (or a Related Company) may face delays in converting the proceeds into local currency due to exchange control requirements in the PRC. You agree to bear any currency fluctuation risk between the time the Shares are sold and the time the proceeds are converted into local currency and distributed to you.
You further agree to comply with any other requirements that may be imposed by the Company in the future to facilitate compliance with PRC exchange control requirements.
COLOMBIA
Terms and Conditions
Nature of Grant. The following provision supplements Section 8 (Nature of Grant) of the Agreement:
Neither the Award nor any proceeds or other funds you may receive pursuant to the Award will constitute a component of your “salary” under Article 128 of the Colombian Labor Code for any legal purpose, including, but not limited to, determining vacation pay, termination indemnities, payroll taxes or social insurance contributions.
Notifications
Securities Law Information. The Shares are not and will not be registered in the Colombian registry of publicly traded securities (Registro Nacional de Valores y Emisores) and, therefore, the Shares may not be offered to the public in Colombia. Nothing in the Plan, the Agreement or any other document evidencing the grant of the Award shall be construed as the making of a public offer of securities in Colombia.
Exchange Control Information. If you hold investments in assets located outside of Colombia (e.g., Shares acquired under the Plan) in an aggregate amount equal to or greater than US$500,000 as of December 31 in a given calendar year, you must register such investments with the Central Bank (Banco de la República). Upon liquidation of registered assets, (i) you are required to cancel the registration with the Central Bank by March 31 of the year following the sale or liquidation of the investment (or you may be subject to fines if you fail to cancel such registration) and (ii) the proceeds from the sale or liquidation must be repatriated to Colombia.

FRANCE
Terms and Conditions
Type of Award. The Award is not intended to qualify for specific tax or social security treatment in France and is not considered a qualified award under the French Commercial Code.
Consent to Receive Information in English. In accepting the Award, you confirm having read and understood the documents relating to the Award (the Plan and the Agreement including the Appendices), which were provided in English. You accept the terms of those documents accordingly.
Consentement relatif à la réception d’informations en langue anglaise. Accord pour la réception d’informations et de documents en langue anglaise. En acceptant l’Attribution, vous confirmez avoir lu et compris les documents relatifs à l’Attribution (le Plan ou l’Accord inclus les Annexes), qui vous ont été transmis en langue anglaise. Vous acceptez par conséquent les termes et conditions de ces documents.
Notifications
Foreign Asset / Account Tax Reporting Information. You are required to report all foreign accounts (whether open, current or closed) to the French tax authorities when filing your annual tax return.
GERMANY
Notifications
Exchange Control Information. Cross-border payments in excess of €12,500 (including transactions made in connection with the sale of securities) must be reported monthly to the German Federal Bank (Bundesbank). If you are a German resident and you make or receive a payment in excess of this amount in connection with your participation in the Plan, you must report the payment to Bundesbank electronically using the “General Statistics Reporting Portal” (“Allgemeines Meldeportal Statistik”) available via Bundesbank’s website (www.bundesbank.de).
HUNGARY
There are no country-specific provisions.
ICELAND
Terms and Conditions
Vesting and Settlement. The following provision replaces Section 1 (Vesting and Settlement) of the Agreement:
The Award will vest and become payable according to the vesting schedule set forth in the Award Notice (the “Vesting Schedule”). A cash payment equal to the Fair Market Value of one share of the Company’s Common Stock will be issuable for each Restricted Stock Unit that vests and becomes payable. Restricted Stock Units that have vested and are no longer subject to forfeiture according to the Vesting Schedule are referred to herein as “Vested

Units.” Restricted Stock Units that have not vested and remain subject to forfeiture under the Vesting Schedule are referred to herein as “Unvested Units.” The Unvested Units will vest (and to the extent so vested cease to be Unvested Units remaining subject to forfeiture) and become payable in accordance with the Vesting Schedule (the Unvested and Vested Units are collectively referred to herein as the “Units”). As soon as practicable after the date that Unvested Units become Vested Units (but in any event within sixty (60) days thereafter), the Company will settle the Vested Units by issuing to you - for each Vested Unit - a cash payment equal to the Fair Market Value of one share of the Company’s Common Stock on the date the Unvested Units become Vested Units. Any references to the issuance of shares of the Company’s Common Stock in any Award documentation (including the Award Notice, the Agreement and the Plan) shall be read to refer to the cash payment described above. Notwithstanding the foregoing, depending on the development of local law, the Company reserves the right to settle the Vested Units by issuing to you one share of the Company’s Common Stock for each Vested Unit.
The Award will terminate and the Units will be subject to forfeiture upon your Termination of Service as set forth in Section 2.
Notifications
Exchange Control Information. Any cash proceeds received in relation to the Award that are paid or received into an account outside of Iceland must be repatriated to Iceland within three (3) weeks of receipt.
INDIA
Notifications
Exchange Control Information. All proceeds resulting from the sale of Shares and any dividends or dividend equivalents received in relation to the Shares must be repatriated to India (within ninety (90) days of receipt in the case of sale proceeds and within one hundred eighty days (180) days of receipt in the case of dividends). You should obtain a foreign inward remittance certificate (“FIRC”) from the bank where you deposit the foreign currency and maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or the Employer requests proof of repatriation.
Foreign Asset / Account Tax Reporting Information. You are required to declare foreign bank accounts and any foreign financial assets (including Shares acquired under the Plan and, possibly, Units) in your annual tax return.
ISRAEL
Terms and Conditions
Vesting and Settlement. The following provision supplements Section 1 (Vesting and Settlement) of the Agreement:
Due to tax considerations in Israel, the Company reserves the right to require you to (i) hold the Shares acquired upon settlement of Vested Units with a designated broker until such Shares are sold or (ii) sell the Shares immediately upon settlement of Vested Units.

Notifications
Securities Law Information. The grant of the Award does not constitute a public offering under the Securities Law, 1968.
ITALY
Terms and Conditions
Data Privacy. The following provision replaces Section 9 (Data Privacy) of the Agreement:
You understand that the Employer, the Company and any Related Company may hold certain personal information about you, including, your name, home address and telephone number, date of birth, passport number, social insurance number, other identification number (e.g., resident registration number), salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Restricted Stock Units or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in your favor, for the exclusive purpose of managing and administering the Plan (“Data”).
You also understand that providing the Company with Data is necessary for the performance of the Plan and that your denial to provide such Data would make it impossible for the Company to perform its contractual obligations and may affect your ability to participate in the Plan. The Controller of personal data processing is Cloudera, Inc. with registered offices at 1001 Page Mill Road, Building 2 Palo Alto, California 94304, U.S.A. and, pursuant to Legislative Decree no. 196/2003, its representative in Italy is Cloudera Italy SPRL. You understand that your Data will not be publicized, but it may be transferred to the Company’s designated broker, if any, or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. You further understand that the Employer, the Company and any Related Company will transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of your participation in the Plan, and that the Employer, the Company and any Related Company may each further transfer Data to third parties assisting the Company in the implementation, administration and management of the Plan, including any requisite transfer to the Company’s designated broker, if any, or such other stock plan service provider as may be selected by the Company in the future, or another third party with whom you may elect to deposit any Shares acquired under the Plan. Such recipients may receive, possess, use, retain and transfer the Data in electronic or other form, for the purposes of implementing, administering and managing your participation in the Plan. You understand that these recipients may be located in the European Economic Area, or elsewhere, such as the United States. Should the Company exercise its discretion in suspending all necessary legal obligations connected with the management and administration of the Plan, it will delete your Data as soon as it has accomplished all the necessary legal obligations connected with the management and administration of the Plan.

You understand that Data processing related to the purposes specified above shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which Data is collected and with confidentiality and security provisions as set forth by Italian data privacy laws and regulations, with specific reference to Legislative Decree no. 196/2003.
The processing activity, including communication, the transfer of your Data abroad, including outside of the European Economic Area, as herein specified and pursuant to Italian data privacy laws and regulations, does not require your consent thereto as the processing is necessary to performance of contractual obligations related to implementation, administration and management of the Plan. You understand that, pursuant to Section 7 of the Legislative Decree no. 196/2003, you have the right to, including but not limited to, access, delete, update, ask for rectification of your Data and stop, for legitimate reason, the Data processing. Furthermore, you are aware that your Data will not be used for direct marketing purposes. In addition, the Data provided can be reviewed and questions or complaints can be addressed by contacting your local human resources representative.
Plan Document Acknowledgement. In accepting the Award, you acknowledge that you have received a copy of the Plan and the Agreement and have reviewed the Plan and the Agreement, including this Appendix A, in their entirety and fully understand and accept all provisions of the Plan and the Agreement, including this Appendix A.
You further acknowledge that you have read and specifically and expressly approve the following paragraphs of the Agreement: Vesting and Settlement, Termination of Award upon Termination of Service, Responsibility for Taxes, Governing Law;Venue, Imposition of Other Requirements, Nature of Grant, as well as the Data Privacy paragraph included in this Appendix A.
Notifications
Foreign Asset / Account Tax Reporting Information. If you hold investments or financial assets outside of Italy (e.g., cash, Units, Shares) during any fiscal year which may generate income taxable in Italy (or if you are the beneficial owner of such an investment or asset even if you do not directly hold the investment or asset), you are required to report such investments or assets on your annual tax return for such fiscal year (on UNICO Form, RW Schedule, or on a special form if you are not required to file a tax return).
JAPAN
Notifications
Foreign Asset / Account Tax Reporting Information. You are required to report details of any assets held outside Japan as of December 31 (including Shares acquired under the Plan), to the extent such assets have a total net fair market value exceeding ¥50 million. Such report will be due by March 15 each year. You should consult with your personal tax advisor to determine if the reporting obligation applies to you and whether you will be required to include details of your outstanding Awards, as well as Shares, in the report.

MEXICO
Terms and Conditions
Acknowledgement of the Agreement. By accepting the Award, you acknowledge that you have received a copy of the Plan and the Agreement, including this Appendix A, which you have reviewed. You acknowledge further that you accept all the provisions of the Plan and the Agreement, including this Appendix A. You also acknowledge that you have read and specifically and expressly approve the terms and conditions set forth in Section 8 of the Agreement, which clearly provide as follows:
1.Your participation in the Plan does not constitute an acquired right;

2.	The Plan and your participation in it are offered by the Company on a wholly discretionary basis;
3.Your participation in the Plan is voluntary; and

4.	The Company and any Related Companies are not responsible for any decrease in the value of any Shares acquired upon settlement of the Restricted Stock Units.
Labor Law Acknowledgement and Policy Statement. By accepting the Award, you acknowledge that Cloudera, Inc., with registered offices at 1001 Page Mill Road, Building 2, Palo Alto, California 94304, U.S.A. (the “Company”), is solely responsible for the administration of the Plan. You further acknowledge that your participation in the Plan, the grant of the Award and any acquisition of Shares under the Plan do not constitute an employment relationship between you and the Company because you are participating in the Plan on a wholly commercial basis and your sole employer is Cloudera Mexico S. de R.L. de C.V. (“Cloudera-Mexico”). Based on the foregoing, you expressly acknowledge that the Plan and the benefits that you may derive from participation in the Plan do not establish any rights between you and your employer, Cloudera-Mexico, and do not form part of the employment conditions and/or benefits provided by Cloudera-Mexico, and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of your employment.
You further understand that your participation in the Plan is the result of a unilateral and discretionary decision of the Company; therefore, the Company reserves the absolute right to amend and/or discontinue your participation in the Plan at any time, without any liability to you.
Finally, you hereby declare that you do not reserve to yourself any action or right to bring any claim against the Company for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and you therefore grant a full and broad release to the Company and any Related Company, and their branches, representation offices, shareholders, officers, agents or legal representatives, with respect to any claim that may arise.

Spanish Translation
Reconocimiento del Acuerdo.  Al aceptar el Premio, usted reconoce que ha recibido una copia del Plan y el Acuerdo, inclusive estos Anexo A, el cual ha tenido la oportunidad de revisar. Usted reconoce, además, que acepta todas las disposiciones del Plan y el Acuerdo, incluyendo estos Anexo A.  Usted también reconoce que ha leído y de forma expresa aprueba los términos y las condiciones establecidos en la sección 8 del Acuerdo, que claramente dispone lo siguiente:
1.    Su participación en el Plan no constituye un derecho adquirido;

2.	El Plan y su participación en el Plan se ofrecen por la Compañía en forma totalmente discrecional;
3.    Su participación en el Plan es voluntaria; y

4.	La Compañía y sus Afiliadas no son responsables por ninguna disminución en el valor de las acciones adquiridas en la obtención de las unidades de Acciones Restringidas.
Reconocimiento de la Ley Laboral y Declaración de la Política.   Al aceptar el Premio, usted reconoce que Cloudera, Inc., con oficinas registradas en 1001 Page Mill Road, Building 2, Palo Alto California 94304, U.S. (“la Compañía”), es el único responsable por la administración del Plan.  Además, usted acepta que su participación en el Plan, la concesión de las unidades del Premio y cualquier adquisición de acciones en el marco del Plan no constituyen una relación laboral entre usted y la Compañía, porque usted está participando en el Plan en su totalidad sobre una base comercial y su único empleador es Cloudera Mexico S. de R.L. de C.V. (“Cloudera-Mexico”). Derivado de lo anterior, usted expresamente reconoce que el Plan y los beneficios que pueden derivarse de la participación en el Plan no establece ningún derecho entre usted y su empleador, Cloudera-Mexico, y que no forman parte de las condiciones de empleo y / o prestaciones previstas por Cloudera-Mexico, y cualquier modificación del Plan o la terminación de su contrato no constituirá un cambio o deterioro de los términos y condiciones de su empleo.
Además, usted reconoce que su participación en el Plan es derivada de una decisión discrecional y unilateral de la Compañía, por lo que la Compañía se reserva el derecho absoluto a modificar y / o suspender su participación en el Plan en cualquier momento, sin responsabilidad alguna para con usted.
Finalmente, usted manifiesta que no se reserva ninguna acción o derecho que origine una demanda en contra de la Compañía, por cualquier compensación o daño en relación con cualquier disposición del Plan o de los beneficios derivados del mismo, y en consecuencia usted otorga un amplio y total finiquito a la Compañía y cualquier Afiliada, y sus sucursales, oficinas de representación, sus accionistas, directores, agentes y representantes legales con respecto a cualquier demanda que pudiera surgir.
NETHERLANDS
There are no country-specific provisions.

NEW ZEALAND
Notifications
WARNING.
You are being offered Restricted Stock Units (which, upon vesting and settlement in accordance with the terms of the grant of the Restricted Stock Units, will be converted into Shares) in Cloudera, Inc.
New Zealand law normally requires people who offer financial products to give information to investors before they invest. This requires those offering financial products to have disclosed information that is important for investors to make an informed decision.
The usual rules do not apply to this offer because it is a small offer. As a result, you may not be given all the information usually required. You will also have fewer other legal protections for this investment.
Ask questions, read all documents carefully, and seek independent financial advice before committing yourself.
SINGAPORE
Notifications
Securities Law Information. The Award is being granted pursuant to the “Qualifying Person” exemption” under section 273(1)(f) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”) and is not made with a view to the Shares being subsequently offered for sale to any other party. The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. You should note that the Award is subject to section 257 of the SFA and you will not be able to make any subsequent sale of Shares in Singapore or any offer of such subsequent sale of the Shares subject to the Award in Singapore, unless such sale or offer is made (i) six months or more after the Grant Date or (ii) pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA (Chapter 289, 2006 Ed.).
Chief Executive Officer and Director Notification Information. If you are the Chief Executive Officer ("CEO") or a director, associate director or shadow director of a Singapore Related Company, you are subject to certain notification requirements under the Singapore Companies Act, regardless of whether you are a Singapore resident or employed in Singapore. Among these requirements is the obligation to notify the Singapore Related Company in writing of an interest (e.g., Awards, Shares, etc.) in the Company or any Related Company within two business days of (i) acquiring or disposing of such interest, (ii) any change in a previously disclosed interest (e.g., sale of Shares), or (iii) becoming the CEO or a director, associate director or shadow director if such an interest exists at that time.

SOUTH AFRICA
Terms and Conditions
Responsibility for Taxes. The following provision supplements Section 7 of this Agreement:
By accepting the Restricted Stock Units, you agree that, immediately upon vesting and settlement of the Restricted Stock Units, you will notify your Employer of the amount of any gain realized. If you fail to advise the Employer of the gain realized upon vesting and settlement, you may be liable for a fine. You will be solely responsible for paying any difference between your actual tax liability and the amount withheld by the Employer.
Notifications
Exchange Control Information. You are responsible for ensuring compliance with all exchange control laws in South Africa in connection with the Restricted Stock Units. You should consult your personal legal advisor prior to accepting the grant and prior to the vesting and settlement of the Resticted Stock Units to ensure compliance with current regulations.
SOUTH KOREA
Notifications
Exchange Control Information. If you realize US$500,000 or more from the sale of Shares or the receipt of dividends paid on such Shares in a single transaction, Korean exchange control laws require you to repatriate the proceeds to South Korea within three (3) years of the sale/receipt.
Foreign Asset / Account Tax Reporting Information. If you are a Korean resident, you must declare all of your foreign financial accounts (e.g., non-Korean bank accounts, brokerage accounts, etc.) to the Korean tax authority and file a report with respect to such accounts if the value of such accounts exceeds KRW 1 billion (or an equivalent amount in foreign currency).  You should consult with your personal tax advisor to determine your personal reporting obligations.
SPAIN
Terms and Conditions
Nature of Grant. The following provision supplements Section 8 (Nature of Grant) of the Agreement.
In accepting the Award, you consent to participate in the Plan and acknowledge that you have received a copy of the Plan.
You understand and agree that, as a condition of the grant of the Award, your Termination of Service for any reason (including the reasons listed below) will automatically result in the loss of any portion of the Award that may have been granted to you and that has not vested as of the date that you are no longer actively providing services, as described in Section 8(i) of the Agreement.

In particular, you understand and agree that, except as otherwise set forth in the Award Notice, any Unvested Units as of the date that you are no longer actively providing services will be forfeited without entitlement to the underlying Shares, or to any amount of indemnification in the event of your Termination of Service by reason of, but not limited to, resignation, retirement, disciplinary dismissal adjudged to be with Cause, disciplinary dismissal adjudged or recognized to be without Cause, individual or collective dismissal on objective grounds, whether adjudged or recognized to be with or without Cause, material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, unilateral withdrawal by the Employer and under Article 10.3 of the Royal Decree 1382/1985. You acknowledge that you have read and specifically accept the conditions referred to in Section 8(i) and Section 2 of the Agreement.
You understand that the Company has unilaterally, gratuitously and discretionally decided to grant awards under the Plan to individuals who may be employees of the Company or a Related Company throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or any Related Company on an ongoing basis, other than as set forth in the Plan and the Agreement. Consequently, you understand that the Award is granted on the assumption and condition that the Award and any Shares acquired upon settlement of Vested Units are not part of any employment contract (either with the Company or any Related Company) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. Further, you understand that the Award would not be granted to you but for the assumptions and conditions referred to herein; thus, you acknowledge and freely accept that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then the grant of the Award shall be null and void.
Notifications
Exchange Control Information. You must declare the acquisition, ownership and sale of Shares to the Spanish Dirección General de Comercio e Inversiones (the “DGCI”) of the Ministry of Economy and Competitiveness for statistical purposes. Generally, the declaration must be filed in January for Shares acquired or sold during (or held as of December 31 of) the prior year; however, if the value of the Shares purchased under the Plan or the amount of the sale proceeds exceeds €1,502,530, the declaration must be filed within one month of the purchase or sale, as applicable.
Further, you are required to electronically declare to the Bank of Spain any foreign accounts (including brokerage accounts held abroad), any foreign instruments (including Shares acquired under the Plan), and any transactions with non-Spanish residents (including any payments of Shares made to you pursuant to the Plan) if the balances in such accounts together with the value of such instruments as of December 31, or the volume of transactions with non-Spanish residents during the prior or current year, exceed €1,000,000.  Once the €1,000,000 threshold has been surpassed in either respect, you will generally be required to report all foreign accounts, foreign instruments and transactions with non-Spanish residents, even if the relevant threshold has not been crossed for an individual item.  Generally, you will only be required to report on an annual basis (by January 20 of each year); however, if the balances in your foreign accounts together with the value of your foreign instruments or the volume of transactions with non-Spanish residents exceed €100,000,000, more frequent reporting will be required.
You should consult your personal legal advisor to ensure compliance with applicable reporting requirements.
Foreign Asset / Account Tax Reporting Information. To the extent that you hold rights or assets (e.g., cash or Shares held in a bank or brokerage account) outside of Spain with a value in excess of €50,000 per type of right or asset as of December 31 each year, you are required to report information on such rights and assets on your tax return for such year (or at any time during the year in which you sell or dispose of such right or asset). After such rights or assets are initially reported, the reporting obligation will only apply for subsequent years if the value of any previously-reported rights or assets increases by more than €20,000. You should consult with your personal tax advisor to ensure compliance with applicable reporting obligations.
UNITED KINGDOM
Terms and Conditions
Awards granted in the United Kingdom pursuant to this Agreement may only be granted to employees of the Company or any Related Companies.
Responsibility for Taxes.  The following provision supplements Section 7 of the Agreement:
You agree that, if you do not pay or the Employer or the Company does not withhold from you the full amount of income tax that you owe at vesting or settlement of the Award, or upon the release or assignment of the Award for consideration, or upon the receipt of any other benefit in connection with the Award (the “Taxable Event”) within 90 days of the end of the U.K. tax year within which the Taxable Event occurs, or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003 (the “Due Date”), then the amount that should have been withheld shall constitute a loan owed by you to the Employer, effective as of the Due Date. You agree that the loan will bear interest at the Her Majesty’s Revenue and Customs (“HMRC”) official rate and will be immediately due and repayable by you, and the Company and/or the Employer may recover it at any time thereafter by any of the means set forth in Section 7 of the Agreement.
NIC Joint Election. As a condition of participation in the Plan and the vesting and settlement of the Award or receipt of any benefit in connection with the Award at a time when the Shares are considered readily convertible assets under U.K. tax law, you agree to accept any liability for secondary Class 1 NICs that may be payable by the Company or the Employer (or any successor to the Company or the Employer) in connection with the Award and any event giving rise to Tax-Related Items (the “Employer NICs”). The Employer NICs may be

collected by the Company or the Employer using any of the methods described in the Plan or in Section 7 of the Agreement.
Without limitation to the foregoing, you agree to enter into a joint election with the Company and/or the Employer or another form of joint election formally approved by HMRC (the “NIC Joint Election”). You agree to execute any other consent or election required by the Company or the Employer in respect of the Employer NICs liability. You further agree to execute such other elections as may be required by any successor to the Company and/or the Employer for the purpose of continuing the effectiveness of your Joint Election.
If the Shares are considered readily convertible assets under U.K. tax law and you do not enter into an NIC Joint Election prior to the Taxable Event, you will not be entitled to vest in the Award and receive Shares (or receive any other benefit in connection with the Award) unless and until you enter into a NIC Joint Election, and no Shares or other benefit will be issued to you under the Plan, without any liability to the Company, the Employer or any Related Company.
Section 431 Election. As a condition of participation in the Plan and the vesting and settlement of this Award, you agree that, jointly with the Employer, you shall enter into a joint election within Section 431 of the U.K. Income Tax (Earnings and Pensions) Act 2003 (“ITEPA 2003”) in respect of computing any tax charge on the acquisition of “Restricted Securities” (as defined in Sections 423 and 424 of ITEPA 2003), and that you will not revoke such election at any time. This election will be to treat any Shares acquired pursuant to the vesting of the Award as if such Shares were not “Restricted Securities” (for U.K. tax purpose only).
You must enter into such election concurrent with the execution of the Agreement or at such later time agreed to by the Company or the Employer but in no event later than 14 days after the date you acquire Share pursuant to the Award.

UNITED STATES
There are no country-specific provisions.

EXHIBIT A
GAZZANG, INC.
AMENDED AND RESTATED
2008 STOCK PURCHASE AND OPTION PLAN
WITH THE AMENDMENT AND RESTATED ADOPTED BY THE BOARD OF DIRECTORS
ON SEPTEMBER 30, 2011
AND APPROVED BY THE SHAREHOLDERS
ON SEPTEMBER 30, 2011
1.GENERAL.
(a)    Amendment and Restatement. This Amended and Restated 2008 Stock Purchase and Option Plan (the “Plan”) amends and restates in its entirety the 2008 Stock Purchase and Option Plan as in effect prior to the date of the approval of the Plan.
(b)    Eligible Award Recipients. The persons eligible to receive Awards are Employees, Directors and Consultants.
(c)    Available Awards. The Plan provides for the grant of the following Awards: (i) Incentive Stock Options, (ii) Nonqualified Stock Options, and (iii) Restricted Stock.
(d)    Purpose. The Company, by means of the Plan, seeks to secure and retain the services of the group of persons eligible to receive Awards as set forth in Section 1(a), to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate, and to provide a means by which such eligible recipients may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Awards.
2.    ADMINISTRATION.
(a)    Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration of the Plan to a Committee, as provided in Section 2(c).
(b)    Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:
(i)    To determine from time to time (A) which of the persons eligible under the Plan shall be granted Awards; (B) when and how each Award shall be granted; (C) what type or combination of types of Award shall be granted; (D) the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive cash or Common Stock pursuant to an Award; (E) the number of shares of Common Stock with respect to which an Award shall be granted to each such person; and (F) the Fair Market Value applicable to an Award.
(ii)    To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for administration of the Plan. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan or Award fully effective.
(iii)    To settle all controversies regarding the Plan and Awards granted under it.
(iv)    To accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.
(v)    To suspend or terminate the Plan at any time. Suspension or termination of the Plan shall not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.
(vi)    To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or to bring the Plan or Awards granted under the Plan into compliance therewith, subject to the limitations, if any, of applicable law. However, except as provided in Section 9(a) relating to Capitalization Adjustments, to the extent required by applicable law, shareholder approval shall be required for any amendment of the Plan that either (i) materially increases the number of shares of Common Stock available for issuance under the Plan, (ii) materially expands the class of individuals eligible to receive Awards under the Plan, (iii) materially increases the benefits accruing to Participants under the Plan or materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (iv) materially extends the term of the Plan, or (v) expands the types of Awards available for issuance under the Plan. Except as provided above, rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the affected Participant, and (ii) such Participant consents in writing.
(vii)    To submit any amendment to the Plan for shareholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 422 of the Code regarding Incentive Stock Options.
(viii)    To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided however, that, the rights under any Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the affected Participant, and (ii) such Participant consents in writing. Notwithstanding the foregoing, subject to the limitations of applicable law, if any, and without the affected Participant’s consent, the Board may amend the terms of any one or more Awards if necessary to maintain the qualified status of the Award as an Incentive Stock Option or to bring the Award into compliance with Section 409A of the Code and the related guidance thereunder.
(ix)    Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.
(x)    To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States.
(xi)    To effect, at any time and from time to time, with the consent of any adversely affected Optionholder, (1) the reduction of the exercise price of any outstanding Option under the Plan, (2) the cancellation of any outstanding Option under the Plan and the grant in substitution therefor of (A) a new Option under the Plan or another equity plan of the Company covering the same or a different number of shares of Common Stock, (B) Restricted Stock, (E) cash and/or (C) other valuable consideration (as determined by the Board, in its sole discretion), or (3) any other action that is treated as a repricing under generally accepted accounting principles; provided, however, that no such reduction or cancellation may be effected if it is determined, in the Company’s sole discretion, that such reduction or cancellation would result in any such outstanding Option becoming subject to the requirements of Section 409A of the Code.
(c)    Delegation to Committee. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.
(d)    Delegation to an Officer. The Board may delegate to one or more Officers of the Company the authority to do one or both of the following: (i) designate Officers and

Employees of the Company or any of its Subsidiaries to be recipients of Options (and, to the extent permitted by applicable law, other Awards) and the terms thereof, and (ii) determine the number of shares of Common Stock to be subject to such Awards granted to such Officers and Employees; provided, however, that the Board resolutions regarding such delegation shall specify the total number of shares of Common Stock that may be subject to the Awards granted by such Officer and that such Officer may not grant an Award to himself or herself. Notwithstanding the foregoing, the Board may not delegate authority to an Officer to determine the Fair Market Value of the Common Stock pursuant to Section 13(t) below.
(e)    Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.
3.    SHARES SUBJECT TO THE PLAN.
(a)    Share Reserve. Subject to Section 9(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock of the Company that may be issued pursuant to Awards after the Effective Date shall not exceed Six Million Six Hundred Twenty Thousand Four Hundred Eighty (6,620,480) shares. For clarity, the limitation in this Section 3(a) is a limitation in the number of shares of Common Stock that may be issued pursuant to the Plan. Accordingly, this Section 3(a) does not limit the granting of Awards except as provided in Section 7(a).
(b)    Reversion of Shares to the Share Reserve. If any shares of Common Stock issued pursuant to an Award are forfeited back to the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares which are forfeited shall revert to and again become available for issuance under the Plan. Also, any shares reacquired by the Company pursuant to Section 8(g) or as consideration for the exercise of an Option shall again become available for issuance under the Plan. Furthermore, if an Award (i) expires or otherwise terminates without having been exercised in full or (ii) is settled in cash (i.e., the holder of the Award receives cash rather than stock), such expiration, termination or settlement shall not reduce (or otherwise offset) the number of shares of Common Stock that may be issued pursuant to the Plan. Notwithstanding the provisions of this Section 3(b), any such shares shall not be subsequently issued pursuant to the exercise of Incentive Stock Options.
(c)    Incentive Stock Option Limit. Notwithstanding anything to the contrary in this Section 3(c), subject to the provisions of Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options shall be Six Million Six Hundred Twenty Thousand Four Hundred Eighty (6,620,480) shares of Common Stock.

(d)    Source of Shares. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market.
4.    ELIGIBILITY.
(a)    Eligibility for Specific Awards. Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and (f) of the Code). Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.
(b)    Ten Percent Shareholders. A Ten Percent Shareholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.
(c)    Consultants. A Consultant shall not be eligible for the grant of an Award if, at the time of grant, either the offer or the sale of the Company’s securities to such Consultant is not exempt under Rule 701 of the Securities Act (“Rule 701”) because of the nature of the services that the Consultant is providing to the Company, because the Consultant is not a natural person, or because of any other provision of Rule 701, unless the Company determines that such grant need not comply with the requirements of Rule 701 and will satisfy another exemption under the Securities Act as well as comply with the securities laws of all other relevant jurisdictions.
5.    OPTION PROVISIONS.
Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonqualified Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, then the Option shall be a Nonqualified Stock Option. The provisions of separate Options need not be identical; provided, however, that each Option Agreement shall include (through incorporation of provisions hereof by reference in the Option Agreement or otherwise) the substance of each of the following provisions:
(a)    Term. Subject to the provisions of Section 4(b) regarding Ten Percent Shareholders, no Option shall be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Option Agreement.
(b)    Exercise Price. Subject to the provisions of Section 4(b) regarding Incentive Stock Options granted to Ten Percent Shareholders, the exercise price of each Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option if such Option is granted pursuant to an assumption or substitution for another option in a manner consistent with the provisions of Section 424(a) of the Code (whether or not such options are Incentive Stock Options).
(c)    Consideration. The purchase price of Common Stock acquired pursuant to the exercise of an Option shall be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board shall have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The permitted methods of payment are as follows:
(i)    by cash, check, bank draft or money order payable to the Company;
(ii)    pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;
(iii)    by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;
(iv)    by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issued upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; provided, further, that shares of Common Stock will no longer be outstanding under an Option and will not be exercisable thereafter to the extent that (A) shares are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations;
(v)    according to a deferred payment or similar arrangement with the Optionholder; provided, however, that interest shall compound at least annually and shall be charged at the minimum rate of interest necessary to avoid (A) the imputation of interest income to the Company and compensation income to the Optionholder under any applicable provisions of the Code, and (B) the classification of the Option as a liability for financial accounting purposes; or

(vi)    in any other form of legal consideration that may be acceptable to the Board.
(d)    Transferability of Options. The Board may, in its sole discretion, impose such limitations on the transferability of Options as the Board shall determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options shall apply:
(i)    Restrictions on Transfer. An Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder; provided, however, that the Board may, in its sole discretion, permit transfer of the Option to such extent as permitted by Rule 701 of the Securities Act at the time of the grant of the Option and in a manner consistent with applicable tax and securities laws upon the Optionholder’s request.
(ii)    Domestic Relations Orders. Notwithstanding the foregoing, an Option may be transferred pursuant to a domestic relations order, provided, however, that an Incentive Stock Option may be deemed to be a Nonqualified Stock Option as a result of such transfer.
(iii)    Beneficiary Designation. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be the beneficiary of an Option with the right to exercise the Option and receive the Common Stock or other consideration resulting from the Option exercise.
(e)    Vesting of Options Generally. The total number of shares of Common Stock subject to an Option may vest and therefore become exercisable in periodic installments that may or may not be equal. The Option may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of performance goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this Section 5(e) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.
(f)    Termination of Continuous Service. Except as otherwise provided in the applicable Option Agreement or other agreement between the Optionholder and the Company, in the event that an Optionholder’s Continuous Service terminates (other than for Cause or upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the Option

Agreement, which period shall not be less than thirty (30) days unless such termination is for Cause), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.
(g)    Extension of Termination Date. Except as otherwise provided in the applicable Option Agreement or other agreement between the Optionholder and the Company, if the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than for Cause or upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of a period of three (3) months after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option as set forth in the Option Agreement.
(h)    Disability of Optionholder. Except as otherwise provided in the applicable Option Agreement or other agreement between the Optionholder and the Company, in the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Option Agreement, which period shall not be less than six (6) months), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.
(i)    Death of Optionholder. Except as otherwise provided in the applicable Option Agreement or other agreement between the Optionholder and the Company, in the event that (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death, or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated as the beneficiary of the Option upon the Optionholder’s death, but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement, which period shall not be less than six (6) months), or (ii) the expiration of the term of such Option as set forth in the Option Agreement. If, after the Optionholder’s death, the Option is not exercised within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate. If the Optionholder designates a third party beneficiary of the Option in accordance with Section 5(d)(iii), then upon the death of the Optionholder such designated beneficiary shall have the sole right to exercise the Option and receive the Common Stock or other consideration resulting from the Option exercise.
(j)    Termination for Cause. Except as explicitly provided otherwise in an Optionholder’s Option Agreement, in the event that an Optionholder’s Continuous Service is terminated for Cause, the Option shall terminate upon the termination date of such Optionholder’s Continuous Service, and the Optionholder shall be prohibited from exercising his or her Option from and after the time of such termination of Continuous Service.
(k)    Non-Exempt Employees. No Option granted to an Employee that is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable for any shares of Common Stock until at least six months following the date of grant of the Option. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option will be exempt from his or her regular rate of pay.
(l)    Early Exercise. The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder’s Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. Subject to the “Repurchase Limitation” in Section 8(1), any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate. Provided that the “Repurchase Limitation” in Section 8(1) is not violated, the Company shall not be required to exercise its repurchase option until at least six (6) months (or such longer or shorter period of time required to avoid classification of the Option as a liability for financial accounting purposes) have elapsed following exercise of the Option unless the Board otherwise specifically provides in the Option Agreement.
(m)    Right of Repurchase. Subject to the “Repurchase Limitation” in Section 8(1), the Option may include a provision whereby the Company may elect to repurchase all or any part of the vested shares of Common Stock acquired by the Optionholder pursuant to the exercise of the Option.
(n)    Right of First Refusal. The Option may include a provision whereby the Company may elect to exercise a right of first refusal following receipt of notice from the Optionholder of the intent to transfer all or any part of the shares of Common Stock received upon the exercise of the Option. Such right of first refusal shall be subject to the “Repurchase Limitation” in Section 8(1). Except as expressly provided in this Section 5(n) or in the Option Agreement, such right of first refusal shall otherwise comply with any applicable provisions of the Bylaws of the Company.

6.    PROVISIONS OF RESTRICTED STOCK AWARDS. Each Restricted Stock Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical, provided, however, that each Restricted Stock Award Agreement shall include (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:
(a)    Consideration. At the time of grant of a Restricted Stock Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Award may be paid in any form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.
(b)    Vesting. At the time of the grant of a Restricted Stock Award, the Board may impose such restrictions or conditions to the vesting of the Restricted Stock Award as it, in its sole discretion, deems appropriate.
(c)    Payment. A Restricted Stock Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Award Agreement.
(d)    Additional Restrictions. At the time of the grant of a Restricted Stock Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Award to a time after the vesting of such Restricted Stock Award.
(e)    Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Award, as determined by the Board and contained in the Restricted Stock Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Award credited by reason of such dividend equivalents will be subject to all the terms and conditions of the underlying Restricted Stock Award Agreement to which they relate.
(f)    Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Restricted Stock Award Agreement, such portion of the Restricted Stock Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(g)    Compliance with Section 409A of the Code. Notwithstanding anything to the contrary set forth herein, any Restricted Stock Award granted under the Plan that is not exempt from the requirements of Section 409A of the Code shall contain such provisions so that such Restricted Stock Award will comply with the requirements of Section 409A of the Code. Such restrictions, if any, shall be determined by the Board and contained in the Restricted Stock Award Agreement evidencing such Restricted Stock Award. For example, such restrictions may include, without limitation, a requirement that any Common Stock that is to be issued in a year following the year in which the Restricted Stock Award vests must be issued in accordance with a fixed pre-determined schedule.
7.    COVENANTS OF THE COMPANY.
(a)    Availability of Shares. During the terms of the Awards, the Company shall keep available at all times the number of shares of Common Stock reasonably required to satisfy such Awards.
(b)    Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell shares of Common Stock upon exercise of the Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Award or any Common Stock issued or issuable pursuant to any such Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Awards unless and until such authority is obtained.
(c)    No Obligation to Notify. The Company shall have no duty or obligation to any holder of an Award to advise such holder as to the time or manner of exercising such Award. Furthermore, the Company shall have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award.
8.    MISCELLANEOUS.
(a)    Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to Awards shall constitute general funds of the Company.
(b)    Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant shall be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant.

(c)    Shareholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Award unless and until such Participant has satisfied all requirements for exercise of the Award pursuant to its terms and the Participant shall not be deemed to be a shareholder of record until the issuance of the Common Stock pursuant to such exercise has been entered into the books and records of the Company.
(d)    No Employment or Other Service Rights. Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.
(e)    Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonqualified Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).
(f)    Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (x) the issuance of the shares upon the exercise or acquisition of Common Stock under the Award has been registered under a then currently effective registration statement under the Securities Act, or (y) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.
(g)    Withholding Obligations. To the extent provided by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lower amount as may be necessary to avoid classification of the Award as a liability for financial accounting purposes); (iii) withholding payment from any amounts otherwise payable to the Participant; (iv) withholding cash from an Award settled in cash; or (v) by such other method as may be set forth in the Award Agreement.
(h)    Electronic Delivery. Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically or posted on the Company’s intranet.
(i)    Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of employment or retirement, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.
(j)    Compliance with Section 409A. To the extent that the Board determines that any Award granted hereunder is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued or amended after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Board determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the

Effective Date), the Board may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Board determines are necessary or appropriate to (1) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (2) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.
(k)    Compliance with Exemption Provided by Rule 12h-1(f). If: (i) the aggregate of the number of Optionholders and the number of holders of all other outstanding compensatory employee stock options to purchase shares of Common Stock equals or exceeds five hundred (500), and (ii) the assets of the Company at the end of the Company’s most recently completed fiscal year exceed $10 million, then the following restrictions shall apply during any period during which the Company does not have a class of its securities registered under Section 12 of the Exchange Act and is not required to file reports under Section 15(d) of the Exchange Act: (A) the Options and, prior to exercise, the shares of Common Stock acquired upon exercise of the Options may not be transferred until the Company is no longer relying on the exemption provided by Rule 12h-1(f) promulgated under the Exchange Act (“Rule 12h-10”), except: (1) as permitted by Rule 701(c) promulgated under the Securities Act, (2) to a guardian upon the disability of the Optionholder, or (3) to an executor upon the death of the Optionholder (collectively, the “Permitted Transferees”); provided, however, the following transfers are permitted: (i) transfers by the Optionholder to the Company, and (ii) transfers in connection with a change of control or other acquisition involving the Company, if following such transaction, the Options no longer remain outstanding and the Company is no longer relying on the exemption provided by Rule 12h-1(f); provided further, that any Permitted Transferees may not further transfer the Options; (B) except as otherwise provided in (A) above, the Options and shares of Common Stock acquired upon exercise of the Options are restricted as to any pledge, hypothecation, or other transfer, including any short position, any “put equivalent position” as defined by Rule 16a-1(h) promulgated under the Exchange Act, or any “call equivalent position” as defined by Rule 16a-1(b) promulgated under the Exchange Act by the Optionholder prior to exercise of an Option until the Company is no longer relying on the exemption provided by Rule 12h-1(f); and (C) at any time that the Company is relying on the exemption provided by Rule 12h-1(f), the Company shall deliver to Optionholders (whether by physical or electronic delivery or written notice of the availability of the information on an internet site) the information required by Rule 701(e)(3), (4), and (5) promulgated under the Securities Act every six (6) months, including financial statements that are not more than one hundred eighty (180) days old; provided, however, that the Company may condition the delivery of such information upon the Optionholder’s agreement to maintain its confidentiality.

(l)    Repurchase Limitation. The terms of any repurchase option shall be specified in the Award Agreement. The repurchase price for vested shares of Common Stock shall be the Fair Market Value of the shares of Common Stock on the date of repurchase. The repurchase price for unvested shares of Common Stock shall be the lower of (i) the Fair Market Value of the shares of Common Stock on the date of repurchase or (ii) their original purchase price. However, the Company shall not exercise its repurchase option until at least six (6) months (or such longer or shorter period of time necessary to avoid classification of the Award as a liability for financial accounting purposes) have elapsed following delivery of shares of Common Stock subject to the Award, unless otherwise specifically provided by the Board.
9.    ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.
(a)    Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board shall proportionately and appropriately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c), and (iii) the class(es) and number of securities and price per share of stock subject to outstanding Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive.
(b)    Dissolution or Liquidation. Except as otherwise provided in the Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Awards (other than Awards consisting of vested and outstanding shares of Common Stock not subject to the Company’s right of repurchase) shall terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase option may be repurchased by the Company notwithstanding the fact that the holder of such Award is providing Continuous Service, provided, however, that the Board may, in its sole discretion, cause some or all Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.
(c)    Corporate Transaction. The following provisions shall apply to Awards in the event of a Corporate Transaction unless otherwise provided in the instrument evidencing the Award or any other written agreement between the Company or any Affiliate and the holder of the Award or unless otherwise expressly provided by the Board at the time of grant of an Award.
(i)    Awards May Be Assumed. Except as otherwise stated in the Award Agreement, in the event of a Corporate Transaction, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all Awards outstanding under the Plan or may substitute similar Awards for

Awards outstanding under the Plan (including but not limited to, awards to acquire the same consideration paid to the shareholders of the Company pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company, if any), in connection with such Corporate Transaction. A surviving corporation or acquiring corporation (or its parent) may choose to assume or continue only a portion of an Award or substitute a similar Award for only a portion of an Award. The terms of any assumption, continuation or substitution shall be set by the Board in accordance with the provisions of Section 2.
(ii)    Awards Held by Current Participants. Except as otherwise stated in the Award Agreement, in the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Awards or substitute similar Awards for such outstanding Awards, then with respect to Awards that have not been assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction (referred to as the “Current Participants”), unless otherwise determined by the Board, the vesting of such Awards (and, if applicable, the time at which such Awards may be exercised) shall (contingent upon the effectiveness of the Corporate Transaction) be accelerated in full to a date prior to the effective time of such Corporate Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five (5) days prior to the effective time of the Corporate Transaction), and such Awards shall terminate if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction, and any reacquisition or repurchase rights held by the Company with respect to such Awards shall lapse (contingent upon the effectiveness of the Corporate Transaction).
(iii)    Awards Held by Persons other than Current Participants. Except as otherwise stated in the Award Agreement, in the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Awards or substitute similar Awards for such outstanding Awards, then with respect to Awards that have not been assumed, continued or substituted and that are held by persons other than Current Participants, the vesting of such Awards (and, if applicable, the time at which such Award may be exercised) shall not be accelerated and such Awards (other than an Award consisting of vested and outstanding shares of Common Stock not subject to the Company’s right of repurchase) shall terminate if not exercised (if applicable) prior to the effective time of the Corporate Transaction; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Awards shall not terminate and may continue to be exercised notwithstanding the Corporate Transaction.
(iv)    Payment for Awards in Lieu of Exercise. Notwithstanding the foregoing, in the event an Award will terminate if not exercised prior to the effective time of a Corporate Transaction, the Board may provide, in its sole discretion, that the holder of such Award may not exercise such Award but will receive a payment, in such form as may be determined by the Board, equal in value to the excess, if any, of (A) the value of the property the holder of the Award would have received upon the exercise of the Award, over (B) any exercise price payable by such holder in connection with such exercise.
(d)    Change in Control. An Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Award Agreement for such Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration shall occur.
10.    TERMINATION OR SUSPENSION OF THE PLAN.
(a)    Plan Term. The Board may suspend or terminate the Plan at any time. Unless sooner terminated by the Board pursuant to Section 2, the Plan shall automatically terminate on the day before the tenth (10th) anniversary of the earlier of (i) the date the Plan is adopted by the Board, or (ii) the date the Plan is approved by the shareholders of the Company. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.
(b)    No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.
11.    EFFECTIVE DATE OF PLAN.
This Plan shall become effective on the Effective Date.
12.    CHOICE OF LAW.
The law of the State of Texas shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.
13.    DEFINITIONS. As used in the Plan, the following definitions shall apply to the capitalized terms indicated below:
(a)    “Affiliate” means, at the time of determination, any “parent” or “majority-owned subsidiary” of the Company, as such terms are defined in Rule 405 of the Securities Act. The Board shall have the authority to determine the time or times at which “parent” or “majority- owned subsidiary” status is determined within the foregoing definition.
(b)    “Board” means the Board of Directors of the Company.
(c)    “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any

Award after the date that this Amended and Restated 2008 Stock Purchase and Option Plan was approved by the Board without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company). Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a transaction “without the receipt of consideration” by the Company.
(d)    “Cause” means with respect to a Participant, the occurrence of any of the following events: (i) such Participant’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (iii) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company or of any statutory duty owed to the Company; (iv) such Participant’s unauthorized use or disclosure of the Company’s confidential information or trade secrets; or (v) such Participant’s gross misconduct. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause shall be made by the Company in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated by reason of dismissal without Cause for the purposes of outstanding Awards held by such Participant shall have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.
(e)    “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:
(i)    any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities or (B) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the

Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;
(ii)    there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the shareholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction; provided that a Change in Control pursuant to this paragraph shall not include any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the Company or any successor or indebtedness of the Company is cancelled or converted or a combination thereof; or
(iii)    there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by shareholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition.
Notwithstanding the foregoing definition or any other provision of this Plan, (A) the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, and (B) the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply.
(f)    “Code” means the Internal Revenue Code of 1986, as amended.
(g)    “Committee” means a committee of one (1) or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).
(h)    “Common Stock” means the common stock, par value $0.01 per share, of the Company.

(i)    “Company” means Gazzang, Inc., a Texas corporation.
(j)    “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, shall not cause a Director to be considered a “Consultant” for purposes of the Plan.
(k)    “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Director, or Consultant or a change in the Entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service; provided, however, if the Entity for which a Participant is rendering service ceases to qualify as an Affiliate, as determined by the Board in its sole discretion, such Participant’s Continuous Service shall be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. For example, a change in status from an employee of the Company to a consultant of an Affiliate or to a Director shall not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.
(l)    “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:
(i)    the consummation of a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;
(ii)    the consummation of a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;
(iii)    the consummation of a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or
(iv)    the consummation of a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.
(m)    “Director” means a member of the Board.
(n)    “Disability” means the inability of a Participant to engage in any substantially gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months, and shall be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.
(o)    “Effective Date” means the effective date of this Plan, which is the earlier of (i) the date that this Plan is first approved by the Company’s shareholders, or (ii) the date this Plan is adopted by the Board.
(p)    “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an “Employee” for purposes of the Plan.
(q)    “Entity” means a corporation, partnership, limited liability company or other entity.
(r)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(s)    “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) an Entity Owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date of the Plan as set forth in Section 11, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.
(t)    “Fair Market Value” means, as of a particular date,
(a)    if shares of Common Stock are not Publicly Traded, such amount as may be determined by the Board in compliance with Section 409A of the Code or,

in the case of an Incentive Stock Option, in compliance with Section 422 of the Code; or
(b)    if the shares of Common Stock are Publicly Traded and (i) if the shares of Common Stock are listed on any established national securities exchange, the closing sales price per share of Common Stock on the consolidated transaction reporting system for the principal securities exchange for the Common Stock on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (ii) if the shares of Common Stock are not so listed but are quoted on the Nasdaq National Market System, the closing sales price per share of Common Stock on the Nasdaq National Market System on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, or (iii) if the Common Stock is not so listed or quoted, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by Nasdaq, or, if not reported by Nasdaq, by the National Quotation Bureau, Inc.
For purposes of this Plan, the Common Stock shall be “Publicly Traded” if the Common Stock subjects the Company to the periodic reporting requirements of Sections 12(g) or 15(d) of the Exchange Act.
(u)    “Incentive Stock Option” means an Option that qualifies as an “incentive stock option” within the meaning of Section 422 of the Code and the regulations promulgated thereunder.
(v)    ”Nonqualified Stock Option” means an Option that does not qualify as an Incentive Stock Option.
(w)    “Officer” means any person designated by the Company as an officer.
(x)    “Option” means an Incentive Stock Option or a Nonqualified Stock Option to purchase shares of Common Stock granted pursuant to the Plan.
(y)    “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.
(z)    “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.
(aa)    “Own,” “Owned,” “Owner,” “Ownership” A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.
(bb)    “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.
(cc)    “Plan” means this Gazzang, Inc. Amended and Restated 2008 Stock Purchase and Option Plan.
(dd)    “Restricted Stock Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6.
(ee)    “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement shall be subject to the terms and conditions of the Plan.
(ff)    “Securities Act” means the Securities Act of 1933, as amended.
(gg)    “Award” means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonqualified Stock Option, or a Restricted Stock Award.
(hh)    “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award grant. Each Award Agreement shall be subject to the terms and conditions of the Plan.
(ii)    “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%) .
(jj)    “Ten Percent Shareholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.